Execution Version LOAN AND SECURITY AGREEMENT dated as of December 20, 2022, among DRAFTKINGS INC., as Borrower, the Guarantors listed herein, the Lenders listed herein, and PACIFIC WESTERN BANK, as Administrative Agent, Collateral Agent, and Payment Agent, and CITIZENS BANK, N.A., as Syndication Agent, and PACIFIC WESTERN BANK and CITIZENS BANK, N.A., as Joint Bookrunners and Joint Lead Arrangers

i TABLE OF CONTENTS 1. DEFINITIONS AND CONSTRUCTION. .............................................................................1 1.1 Definitions; Interpretive Provisions. .............................................................................1 1.2 Accounting Terms. ..........................................................................................................2 1.3 Timing of Performance...................................................................................................2 2. LOAN AND TERMS OF PAYMENT. ...................................................................................2 2.1 Credit Extensions. ...........................................................................................................2 2.2 Aggregate Borrowing Limit; Overadvances. ...............................................................5 2.3 Interest Rates, Payments, and Calculations. ................................................................6 2.4 General Provisions as to Payments. ..............................................................................7 2.5 Fees. ..................................................................................................................................8 2.6 Term. ................................................................................................................................9 2.7 [Reserved]. .......................................................................................................................9 2.8 Increased Costs................................................................................................................9 2.9 Taxes...............................................................................................................................10 2.10 Defaulting Lender. ........................................................................................................14 2.11 Mitigation of Obligations; Removal or Replacement of a Lender. ..........................15 2.12 Erroneous Payments. ....................................................................................................16 3. CONDITIONS OF LOANS. ..................................................................................................17 3.1 Conditions Precedent to Closing..................................................................................17 3.2 Conditions Precedent to all Credit Extensions. ..........................................................19 4. CREATION OF SECURITY INTEREST. ..........................................................................19 4.1 Grant of Security Interest. ...........................................................................................19 4.2 Perfection of Security Interest. ....................................................................................20 4.3 Pledge of Collateral. ......................................................................................................20 5. REPRESENTATIONS AND WARRANTIES. ...................................................................21 5.1 Due Organization and Qualification; Borrower Information Certificate; Beneficial Ownership Certification. .......................................................................................................21 5.2 Due Authorization; No Conflict; Power and Authority; Enforceability. ................21 5.3 Collateral. ......................................................................................................................22 5.4 Intellectual Property Collateral. ..................................................................................22 5.5 Name; Location of Chief Executive Office. ................................................................22 5.6 Litigation. .......................................................................................................................22 5.7 No Material Adverse Change in Financial Statements. ............................................22 5.8 Solvency, Payment of Debts. ........................................................................................23

ii 5.9 Compliance with Laws and Regulations. ....................................................................23 5.10 Subsidiaries. ...................................................................................................................23 5.11 Government Consents. .................................................................................................23 5.12 Inbound Licenses. .........................................................................................................23 5.13 Full Disclosure. ..............................................................................................................23 5.14 Shares. ............................................................................................................................24 5.15 Sanctions and Other Anti-Terrorism Laws; Anti-Corruption Laws. ......................24 6. AFFIRMATIVE COVENANTS. ..........................................................................................24 6.1 Good Standing and Government Compliance. ..........................................................24 6.2 Financial Statements, Reports, Certificates; Collateral Audits. ...............................25 6.3 [Reserved.] .....................................................................................................................26 6.4 Taxes...............................................................................................................................26 6.5 Insurance. ......................................................................................................................27 6.6 Primary Depository. .....................................................................................................27 6.7 Financial Covenants......................................................................................................27 6.8 Registration of Intellectual Property Rights. .............................................................28 6.9 [Reserved.] .....................................................................................................................29 6.10 Creation/Acquisition of Subsidiaries...........................................................................29 6.11 Collateral Support from VSiN. ....................................................................................29 6.12 MSC Subsidiaries. .........................................................................................................29 6.13 Further Assurances. ......................................................................................................30 7. NEGATIVE COVENANTS. .................................................................................................30 7.1 Dispositions. ...................................................................................................................30 7.2 Change in Name, Location, Executive Office, or Executive Management; Change in Business; Change in Fiscal Year; Change in Control.........................................................30 7.3 Mergers or Acquisitions. ..............................................................................................30 7.4 Indebtedness. .................................................................................................................31 7.5 Encumbrances. ..............................................................................................................31 7.6 Distributions. .................................................................................................................31 7.7 Investments. ...................................................................................................................32 7.8 Transactions with Affiliates. ........................................................................................32 7.9 Subordinated Debt. .......................................................................................................32 7.10 [Reserved.] .....................................................................................................................33 7.11 Compliance. ...................................................................................................................33 7.12 [Reserved.] .....................................................................................................................33 7.13 Sanctions and Other Anti-Terrorism Laws; Anti-Corruption Laws .......................33

iii 8. EVENTS OF DEFAULT. ......................................................................................................33 8.1 Payment Default. ...........................................................................................................33 8.2 Covenant Default. .........................................................................................................33 8.3 Material Adverse Change. ............................................................................................34 8.4 Attachment. ...................................................................................................................34 8.5 Insolvency. .....................................................................................................................34 8.6 Other Agreements. ........................................................................................................34 8.7 Judgments. .....................................................................................................................35 8.8 Misrepresentations. .......................................................................................................35 9. RIGHTS AND REMEDIES. .................................................................................................35 9.1 Rights and Remedies.....................................................................................................35 9.2 Allocation of Proceeds. .................................................................................................37 9.3 Power of Attorney. ........................................................................................................38 9.4 Accounts Collection. .....................................................................................................38 9.5 Lender Expenses. ..........................................................................................................38 9.6 Liability for Collateral. .................................................................................................39 9.7 No Obligation to Pursue Others. .................................................................................39 9.8 Remedies Cumulative. ..................................................................................................40 9.9 Demand; Protest............................................................................................................40 10. NOTICES................................................................................................................................40 11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. ...........................................41 12. GENERAL PROVISIONS. ...................................................................................................42 12.1 Successors and Assigns. ................................................................................................42 12.2 Indemnification. ............................................................................................................45 12.3 Time of Essence. ............................................................................................................46 12.4 Severability of Provisions. ............................................................................................46 12.5 Amendments in Writing; Waiver; Integration. .........................................................46 12.6 Counterparts; Electronic Transmission; Electronic Signatures. .............................47 12.7 Survival. .........................................................................................................................48 12.8 Confidentiality. ..............................................................................................................48 12.9 E-Systems. ......................................................................................................................49 12.10 Patriot Act Notice. .......................................................................................................49 12.11 Divisions. ......................................................................................................................49 12.12 Highest Lawful Rate....................................................................................................50 12.13 Acknowledgement Regarding Any Supporting QFCs. ............................................50 12.14 Reinstatement. .............................................................................................................51

iv 13. [RESERVED]. ........................................................................................................................52 14. GUARANTY. .........................................................................................................................52 15. AGENT. ..................................................................................................................................54 15.1 Appointment and Authority.........................................................................................54 15.2 Binding Effect; Use of Discretion. ...............................................................................56 15.3 Agent’s Reliance, Etc. ...................................................................................................56 15.4 Agent Individually. .......................................................................................................57 15.5 Lender Credit Decision.................................................................................................58 15.6 Indemnification. ............................................................................................................58 15.7 Successor Agent. ............................................................................................................59 15.8 Setoff and Sharing of Payments. .................................................................................59 15.9 Payments; Non-Funding Lenders. ...............................................................................60 15.10 Agency for Perfection..................................................................................................61

1 This LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of December 20, 2022, by and among PACIFIC WESTERN BANK, a California state-chartered bank (“Pacific Western Bank”), in its capacity as administrative agent, collateral agent, and payment agent (together with its successors and assigns in such capacity, “Agent”) for the Lenders (as defined below); CITIZENS BANK, N.A., a national banking association (“Citizens”), in its capacity as syndication agent; Pacific Western Bank and Citizens, in their capacities as joint bookrunners and joint lead arrangers; Pacific Western Bank, Citizens, and the lenders set forth on Schedule A hereto and other financial institutions who hereafter become parties to this Agreement as lenders (collectively, the “Lenders”, and each individually, a “Lender”); DRAFTKINGS INC., a Nevada corporation (“Parent” or “Borrower”); DRAFTKINGS HOLDINGS INC., a Nevada corporation (“DK NV”), DK CROWN HOLDINGS INC., a Delaware corporation (“DK DE”), CROWN GAMING INC., a Delaware corporation (“Crown Gaming”), CROWN DFS INC., a Delaware corporation (“Crown DFS”), and GOLDEN NUGGET ONLINE GAMING, INC., a Delaware corporation (“GNOG” and, together with DK NV, DK DE, Crown Gaming, Crown DFS, and each other Person that becomes a guarantor hereunder from time to time, each a “Guarantor” and, collectively, “Guarantors”; Borrower and Guarantors are each referred to herein as a “Loan Party” and, collectively, as the “Loan Parties”). RECITALS WHEREAS, Borrower wishes to obtain credit from time to time from the Lenders, and the Lenders desire to extend credit to Borrower. WHEREAS, in order to secure the prompt payment and performance of the Obligations hereunder, each Loan Party is granting to Agent, for the benefit of the Lenders, a first-priority Lien on substantially all of its assets; and WHEREAS, this Agreement sets forth the terms on which the Lenders will advance credit to Borrower and Borrower will repay the amounts owing to the Lenders. AGREEMENT NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows: 1. DEFINITIONS AND CONSTRUCTION. 1.1 Definitions; Interpretive Provisions. As used in this Agreement, all capitalized terms shall have the definitions set forth on Exhibit A. Any term used in the Code and not defined herein shall have the meaning given to the term in the Code. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such

2 agreement, instrument, or other document as from time to time amended, supplemented, restated, or otherwise modified (subject to any restrictions on such amendments, supplements, restatements, or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein,” “hereof”, “hereunder,” and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement or the Disclosure Letter, as applicable, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified, supplemented, or amended and restated from time to time together with all rules, regulations and interpretations thereunder or related thereto; (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; and (g) titles of Articles and Sections in this Agreement are for convenience only and neither limit nor amplify the provisions of this Agreement. 1.2 Accounting Terms. Any accounting term not specifically defined on Exhibit A shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Loan Parties and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. If Loan Parties notify Agent that Loan Parties request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Agent notifies Loan Parties that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the parties hereto shall negotiate in good faith to amend such provision to preserve the original intent thereof in light of such change in GAAP; provided that such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change became effective until such notice is withdrawn or such provision amended in accordance herewith. 1.3 Timing of Performance. When the performance of any covenant, duty or obligation is stated to be due or performance required on a day that is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day. 2. LOAN AND TERMS OF PAYMENT. 2.1 Credit Extensions. (a) Promise to Pay. Borrower hereby promises to pay to the Lenders, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by the Lenders to Borrower, together with interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

3 (b) Advances Under Non-Formula Revolving Line. (i) Amount. Subject to and upon the terms and conditions of this Agreement, including without limitation the Aggregate Borrowing Limit, Borrower may request, and the Lenders agree to make, severally and not jointly, ratably according to each Lender’s Non-Formula Revolving Line Commitment Amount, Non-Formula Advances in an aggregate outstanding principal amount not to exceed the Non-Formula Revolving Line, minus the Ancillary Services Usage Amount. Each Non-Formula Advance shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000. Amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Non- Formula Revolving Maturity Date. The proceeds of the Non-Formula Advances shall be used for working capital and other general corporate purposes, including, for the avoidance of doubt, any Acquisition or other transaction permitted hereunder. (ii) Payments. Interest shall accrue on the outstanding principal balance of Non-Formula Advances at the rate specified in Section 2.3 and will be due and payable on the first calendar day each month during the term hereof and on the Non-Formula Revolving Maturity Date. All Non-Formula Advances under this Section 2.1(b) shall be immediately due and payable on the Non-Formula Revolving Maturity Date. Borrower may prepay any Non-Formula Advances without penalty or premium. (iii) Form of Request. Whenever Borrower desires a Non- Formula Advance, Borrower will notify Agent (which notice shall be irrevocable) by email (or, if permitted by Agent, through the use of an E-System) no later than 12:00 Eastern time at least one Business Day before the proposed Non-Formula Advance is to be made. Each such notification shall be given by a Loan Advance/Paydown Request Form in substantially the form of Exhibit C. Agent is authorized to instruct the Lenders to make Non-Formula Advances under this Agreement based upon instructions received from an Authorized Officer of Borrower or without instructions if, in Agent’s discretion, such Non-Formula Advances are necessary to meet Obligations which have become due and remain unpaid. Agent shall be entitled to rely on any notice given by a person whom Agent reasonably believes to be an Authorized Officer of Borrower, and Borrower shall indemnify and hold Agent harmless for any damages, loss, costs and expenses suffered by Agent as a result of such reliance. Agent will credit the amount of Non-Formula Advances made under this Section 2.1(b) to Borrower’s deposit account at Agent. (iv) [Reserved] (v) Ancillary Services Sublimit. (A) Availability. Subject to and upon the terms and conditions of this Agreement, including without limitation the Aggregate Borrowing Limit, at any time and from time to time from the date hereof through the Business Day immediately prior to the Non-Formula Revolving Maturity Date, Loan Parties may request the provision of Ancillary Services from a Lender. The aggregate limit of the Ancillary Services may not exceed the Ancillary Services Sublimit. Availability under the Non-Formula Revolving Line will be reduced by the Ancillary Services Usage Amount.

4 (B) Reimbursement. Borrower shall reimburse the Providing Lender for Reimbursement Obligations no later than the earlier of (x) the time specified in the applicable Ancillary Services Agreement, or (y) with respect to Letters of Credit, one Business Day after payment by the Providing Lender. If the Providing Lender is not reimbursed in accordance with the preceding sentence, Borrower irrevocably authorizes the Providing Lender and Agent to treat such nonpayment as equivalent to the delivery of a Loan Advance Request Form in the amount of such Reimbursement Obligation and the Lenders to make Non-Formula Advances to Borrower in such amount, regardless of whether the conditions precedent to the making of Non-Formula Advances hereunder have been met. Borrower further authorizes Agent to credit the proceeds of such Non-Formula Advances so as to immediately eliminate the liability of any Loan Party for Reimbursement Obligations under the applicable Ancillary Services. The obligation of Borrower to reimburse the Providing Lender for Reimbursement Obligations shall be absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms of this Agreement and the Ancillary Services Agreement. Borrower shall indemnify, defend, protect, and hold harmless the Providing Lender, Agent, and each other Lender from any loss, cost, expense, or liability, including, without limitation, reasonable and documented attorneys’ fees, arising out of or in connection with any Ancillary Services, except for losses, costs, expenses and liabilities caused by the Providing Lender’s, Agent’s, or other Lender’s gross negligence or willful misconduct as determined in a final non-appealable judgment of a court of competent jurisdiction. (C) Terms. Ancillary Services shall be subject to the terms and conditions of the applicable Ancillary Services Agreement, which Loan Parties hereby agree to execute in connection with any request for Ancillary Services. Loan Parties shall pay the Providing Lender’s standard fees in connection with Ancillary Services provided to Loan Parties. (D) Collateralization of Obligations Extending Beyond Maturity. If any obligations in connection with Ancillary Services provided pursuant to the Ancillary Services Sublimit remain outstanding as of the Non-Formula Revolving Maturity Date or as of such earlier date that the Non-Formula Revolving Line is terminated, Borrower shall immediately Cash Collateralize such obligations in an amount not less than the Minimum Collateral Amount. Borrower hereby grants to Agent, for the benefit of the Providing Lender, and agrees to maintain a first-priority security interest in all such Cash Collateral as security for Borrower’s obligation to reimburse the Providing Lender or Agent, as applicable, for such obligations. If at any time Agent determines that Cash Collateral is subject to any right or claim of any Person other than Agent and the Providing Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Agent, pay or provide to Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. Cash Collateral (or the appropriate portion thereof) with respect to any Ancillary Services shall no longer be required to be held as Cash Collateral pursuant to this Section 2.1(b)(v)(D) following the termination of such Ancillary Services and the satisfaction in full of all obligations arising under or relating thereto. If Borrower fails to Cash Collateralize its obligations in connection with Ancillary Services as provided herein, then Agent or the Providing Lender may (w) debit any Loan Party’s deposit accounts held at Agent or the Providing Lender in an amount equal to the Minimum Collateral Amount for all such Ancillary Services, (x) hold such amounts in pledge and decline to honor

5 any drafts thereon or any requests by any Loan Party or any other Person to pay or otherwise transfer any part of such balances for so long as the applicable Ancillary Services are outstanding or continue, and (y) apply such amounts to satisfy Reimbursement Obligations as and when due. (c) [Reserved]. (d) Upon receipt of a Loan Advance/Paydown Request Form, Agent shall promptly notify each Lender of the contents thereof and of such Lender’s ratable share of such Credit Extension, and such Loan Advance/Paydown Request Form, once received by Agent, shall not thereafter be revocable by Borrower. (e) Not later than 12:00 P.M. (Eastern time) on the date of each Credit Extension, each Lender shall make available its ratable share of such Credit Extension, in Federal or other funds immediately available in Durham, North Carolina, to Agent at its address referred to in or specified pursuant to Article 10. Unless Agent determines that any applicable condition specified in Article 3 has not been satisfied, Agent will disburse the funds so received from the Lenders to Borrower. (f) Each Lender shall maintain, in accordance with its usual practice, records evidencing the indebtedness of Borrower to such Lender resulting from each Credit Extension made by such Lender. Agent shall maintain the Register in accordance with Section 12.1(c); provided that, to the extent the entries in the Register maintained in accordance with Section 12.1(c) conflict with the entries in the records of a Lender maintained pursuant to this clause (f), the entries in the Register made under Section 12.1(c) shall control and shall be conclusive absent manifest error. The entries made in the records maintained pursuant to this clause (f) shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein, except to the extent the entries made in the records maintained by any Lender pursuant to this clause (f) conflict with those entries made in the Register maintained by Agent pursuant to Section 12.1(c), in which case the entries in the Register shall control. Any failure of any Lender to maintain such records or make any entry therein, or any error therein, shall not in any manner affect the obligations of Borrower under this Agreement and the other Loan Documents; provided that no Lender shall be entitled to receive any greater payment under Sections 2.8 or 2.9, with respect to any obligations under the Loan Documents, than such Lender would have been entitled to receive under the relevant entries in the Register under Section 12.1(c). In the event of any conflict between the records maintained by any Lender and the records maintained by Agent in such matters, the records of Agent shall control in the absence of manifest error. 2.2 Aggregate Borrowing Limit; Overadvances. The aggregate amount of outstanding Credit Extensions hereunder shall at no time exceed the Aggregate Borrowing Limit. If (a) the aggregate amount of the outstanding Non-Formula Advances exceeds the Non-Formula Revolving Line at any time or (b) the Ancillary Services Usage Amount exceeds the Ancillary Services Sublimit at any time, Borrower shall immediately pay in cash to Agent, for the benefit of the Lenders, the amount of such excess. If the aggregate amount of outstanding Credit Extensions hereunder exceeds the Aggregate Borrowing Limit at any time, Borrower shall immediately pay in cash to Agent, for the benefit of the Lenders, the amount of such excess.

6 2.3 Interest Rates, Payments, and Calculations. (a) Interest Rates. (i) Non-Formula Advances. Except as set forth in Section 2.3(b), the Non-Formula Advances shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of: (A) 1.00% above the Prime Rate then in effect; or (B) 5.00%. (b) Late Fee; Default Rate. If any payment is not made within 15 days after the date such payment is due, Borrower shall pay Agent, for the benefit of the Lenders, a late fee equal to the lesser of (i) 2% of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. After the occurrence and during the continuance of an Event of Default, all Obligations shall bear interest, upon written notice of such increase given by Agent, at a rate equal to two percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default (such rate, the “Default Rate”); provided that, from and after the occurrence of any Event of Default described in Section 8.5, such increase shall be automatic and without the requirement of any written notice from Agent. In all such events, and notwithstanding the date on which application of the Default Rate is communicated to Borrower, the Default Rate may be accrued (at the election of Agent) from the initial date of any Event of Default until all existing Events of Default are waived in writing in accordance with the terms of this Agreement. (c) Payments. (i) Interest under the Non-Formula Revolving Line shall be due and payable in the manner set forth in Section 2.1. Borrower authorizes Agent, at Agent’s option, to charge all interest, all Lender Expenses, all Periodic Payments, and any other amounts due and owing in accordance with the terms of this Agreement against Borrower’s deposit accounts or against the Non-Formula Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations and treated as a Credit Extension, and such interest shall thereafter accrue interest at the rate then applicable hereunder. (ii) Any voluntary prepayments of Non-Formula Advances shall include accrued interest thereon to the date of prepayment. Each such voluntary prepayment will be applied to prepay ratably the Non-Formula Advances of the Lenders. (iii) Any mandatory prepayments of Non-Formula Advances made pursuant to Section 2.3(d) will be applied to prepay ratably the Non-Formula Advances of the Lenders. (d) Mandatory Prepayments. (i) In the event that a Loan Party fails to obtain the Required Lenders’ consent to the occurrence of any of the events described in Section 7.1 or Section 7.3 (other than Permitted Transfers) or the occurrence of a Change in Control, then, concurrently with the occurrence of such event, Borrower shall prepay the Credit Extensions by paying to

7 Agent, for the benefit of the Lenders: (A) all accrued and unpaid interest with respect to the Credit Extensions through the date the prepayment is made, (B) all unpaid principal with respect to the Credit Extensions, and (C) all other sums, if any, that have become due and payable hereunder. The provisions of this Section 2.3(d)(i) shall not be deemed to be implied consent to any such events described in Section 7.1 or Section 7.3, or Change in Control, otherwise prohibited by the terms of this Agreement. (ii) [Reserved]. (iii) Promptly, and in any event within three (3) Business Days after the date of incurrence by any Loan Party or any Subsidiary of any Indebtedness (other than Permitted Indebtedness), Borrower shall prepay the Credit Extensions in an amount equal to 100% of the net cash proceeds received by such Person in connection with such incurrence. The provisions of this Section 2.3(d)(iii) shall not be deemed to be implied consent to any such incurrence otherwise prohibited by the terms of this Agreement. (iv) Anything contained in this Section 2.3(d) to the contrary notwithstanding, if this Section 2.3(d) requires Borrower to make a prepayment (a “Waivable Mandatory Prepayment”), then, not less than three Business Days prior to the date on which Borrower must make such Waivable Mandatory Prepayment (the “Required Prepayment Date”), Borrower shall notify Agent and the Lenders of the amount of such prepayment and each Lender’s option to elect not to receive its Pro Rata Share of such Waivable Mandatory Prepayment. Each such Lender may exercise such option by giving written notice to Borrower and Agent of its election to do so on or before the Business Day prior to the Required Prepayment Date (it being understood that any Lender that does not notify Borrower and Agent of its election to exercise such option on or before the Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, Borrower shall pay to Agent the amount of the Waivable Mandatory Prepayment, which amount shall (A) be applied in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Credit Extensions of such Lenders, and (B) to the extent of any excess, returned to Borrower. (e) Computation. In the event that the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360)-day year for the actual number of days elapsed. 2.4 General Provisions as to Payments. (a) Payments by Borrower. All payments made by Borrower under this Agreement and the other Loan Documents shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. All such payments shall be made to Agent, at its address referred to in or specified pursuant to Article 10, not later than 12:00 P.M. (Eastern time) on the date when due in funds immediately available in Durham, North Carolina. All amounts received by Agent after such time on any date shall be deemed to have been received on

8 the next succeeding Business Day, and any applicable interest or fees shall continue to accrue until such next succeeding Business Day. Agent will distribute to each applicable Lender its ratable share of each such payment received by Agent in accordance with Section 15.9(a). If any payment to be made by Borrower falls due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such next succeeding Business Day would fall after the applicable maturity date, payment shall be made on the immediately preceding Business Day. Except as otherwise expressly provided herein, all payments hereunder or under any other Loan Document shall be made in U.S. Dollars. (b) Application of Payments; Insufficient Payments. All payments of principal and interest in respect of outstanding Credit Extensions, all payments of fees, and all other payments in respect of any other Obligations will be allocated by Agent among Agent and the Lenders, as applicable, in proportion to their respective Pro Rata Shares of amounts of such principal, interest, fees or other Obligations owed to them respectively, except as otherwise as provided in this Agreement. Subject to Section 9.2, if at any time insufficient funds are received by and available to Agent to pay fully all amounts of principal, interest, fees and other amounts then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal, unpaid Reimbursement Obligations, and other amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal, unpaid Reimbursement Obligations, and other amounts, as applicable, then due to such parties. (c) Presumptions by Agent. Unless Agent has received notice from Borrower prior to the date on which any payment is due to Agent for the account of the Lenders hereunder that Borrower will not make such payment, Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each Lender severally agrees to repay to Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. 2.5 Fees. (a) Facility Fee. On or before the Closing Date, Borrower shall pay to Agent, for the benefit of the Lenders, the fees specified in the Fee Letter, which shall be nonrefundable. (b) Lender Expenses. On the Closing Date, Borrower shall pay to Agent, for the benefit of itself and the Lenders, all Lender Expenses incurred through the Closing Date. After the Closing Date, Borrower shall pay to Agent, for the benefit of itself and the Lenders, all Lender Expenses, as and when they become due.

9 (c) Unused Revolving Facility Fee. Payable quarterly in arrears, on the first day of each calendar quarter prior to the Non-Formula Revolving Maturity Date and on the Non-Formula Revolving Maturity Date, Borrower shall pay to Agent, for the benefit of the Lenders with Non-Formula Revolving Line Commitments, a nonrefundable unused commitment fee equal to the product of (i) any unused portion of the Non-Formula Revolving Line Commitments, multiplied by (ii) twenty-five hundredths percent (0.25%) per annum. The unused portion of the Non-Formula Revolving Line Commitments, for purposes of this calculation, shall equal the difference between (x) the Non-Formula Revolving Line minus the Ancillary Services Usage Amount, and (y) the average daily closing balance of outstanding Non-Formula Advances during the applicable period. 2.6 Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for so long as any Obligations (other than inchoate indemnity obligations) remain outstanding or a Lender has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, the Lenders shall have the right to terminate their obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Upon indefeasible payment in full in Cash of the Obligations (other than inchoate indemnity obligations) in their entirety, Borrower may terminate this Agreement upon three (3) Business Days’ written notice to Agent. Following such indefeasible payment in full in Cash of the Obligations (other than inchoate indemnity obligations) in their entirety, and at such time as the Lenders’ obligation to make Credit Extensions has terminated, Agent shall, at Borrower’s sole cost and expense, and upon receipt of a written request from Borrower to do so, release its Liens in the Collateral, and all rights therein shall revert to the Loan Parties. 2.7 [Reserved]. 2.8 Increased Costs. (a) Increased Costs Generally. If any change in Applicable Laws: (i) imposes, modifies or deems applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; or (ii) subjects any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its advances, loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) imposes on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Credit Extensions made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Credit Extension or of maintaining its obligation to make any such Credit Extension or to reduce the amount of any sum received or receivable by

10 such Lender hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered (such determination to be made using the same reasonable methodology that the affected party applies in making such determination in similar facilities with similarly situated counterparties). (b) Capital or Liquidity Requirements. If any Lender determines that any change in Applicable Laws affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of materially reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Credit Extensions made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such change in Applicable Laws (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered (such determination to be made using the same reasonable methodology that the affected party applies in making such determination in similar facilities with similarly situated counterparties). (c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.8 and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof. (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that such Lender notifies Borrower of the change in Applicable Laws giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the change in Applicable Laws giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180)-day period referred to above shall be extended to include the period of retroactive effect thereof). 2.9 Taxes. (a) Defined Terms. For purposes of this Section, the term “applicable Law” includes FATCA. (b) Payment Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay

11 the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.9), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (c) Payment of Other Taxes by Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes. (d) Indemnification by Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.9) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable and documented expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by Lenders. Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.1(d) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to such Lender from any other source against any amount due to Agent under this Section 2.9(e). (f) Evidence of Payments. As soon as reasonably practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.9, such Loan Party shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent. (g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall

12 deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.9(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person: (A) any Lender that is a U.S. Person shall deliver to Borrower and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent) executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the Recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (I) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN (or IRS Form W- 8BEN-E, if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (II) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or IRS Form W-8BEN-E, if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (I) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the IRC, or a “controlled foreign corporation” related to Borrower described in Section 881(c)(3)(C) of the IRC (a “U.S. Tax Compliance

13 Certificate”) and (II) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit Borrower or Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that, if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so. (h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.9 (including by the payment of additional amounts pursuant to this Section 2.9), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.9 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such

14 indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (i) Survival. Each party’s obligations under this Section 2.9 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. 2.10 Defaulting Lender. Anything contained herein to the contrary notwithstanding, in the event that any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Laws: (a) such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.5(b); (b) until such time as the Defaulting Lender shall have fulfilled all of its obligations hereunder to fund Credit Extensions, (i) any voluntary prepayment of the Credit Extensions shall, if Agent so directs at the time of making such voluntary prepayment, be applied to the applicable Credit Extensions of other Lenders as if such Defaulting Lender had none of the applicable Credit Extensions outstanding, and (ii) any mandatory prepayment of the Credit Extensions shall, if Agent so directs at the time of making such mandatory prepayment, be applied to the Credit Extensions of other Lenders (but not to the Credit Extensions of such Defaulting Lender) as if such Defaulting Lender had funded all Credit Extensions that it failed to fund, it being understood and agreed that any portion of any mandatory prepayment of the Credit Extensions that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b) shall be paid to the non-Defaulting Lenders on a ratable basis; (c) no Defaulting Lender shall be entitled to receive any unused commitment fee payable under Section 2.5 for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender); and

15 (d) the aggregate principal balance of the Credit Extensions as at any date of determination shall be calculated as if such Defaulting Lender had funded all Credit Extensions that it failed to fund. No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.10, performance by the Loan Parties of their respective obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of any Defaulting Lender’s failure to fund a Credit Extension or the operation of this Section 2.10. If Borrower and Agent agree in writing that a Lender is no longer a Defaulting Lender, Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Credit Extensions of the other Lenders or take such other actions as Agent may determine to be necessary to cause the Credit Extensions to be held pro rata by the Lenders in accordance with the Commitments under the applicable loan facility, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. 2.11 Mitigation of Obligations; Removal or Replacement of a Lender. (a) If any Lender requests compensation under Section 2.8 or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.9, then such Lender shall (at the request of Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Credit Extensions hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.8 or Section 2.9, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) In the event that: (i) (A) any Lender requests compensation under Section 2.8, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.9 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 2.11(a), (B) the circumstances which entitle such Lender to receive such payments remain in effect, and (C) such Lender shall fail to withdraw such notice within five (5) Business Days after Borrower’s request for such withdrawal (such Lender, an “Increased-Cost Lender”); or (ii) any Lender is a Defaulting Lender and has failed to cure the default as a result of which it has become a Defaulting Lender within five (5) Business Days after Borrower’s request that it cure such default; or (iii) any Lender is a Non-Consenting Lender; then, with respect to each

16 such Increased-Cost Lender, Defaulting Lender, or Non-Consenting Lender (the “Terminated Lender”), Borrower may, at its sole expense and effort, upon notice to such Terminated Lender and Agent, require such Terminated Lender to assign and delegate, without recourse, its outstanding Credit Extensions and its Commitments, if any, in full to one or more Eligible Assignees (each, a “Replacement Lender”) in accordance with the provisions of Section 12.1; provided that (A) on the date of such assignment, the Replacement Lender pays to the Terminated Lender an amount equal to the sum of (1) the principal of, and all accrued interest on, all outstanding Credit Extensions of the Terminated Lender and (2) all accrued but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.5; (B) on the date of such assignment, Borrower pays (1) any amounts payable to such Terminated Lender pursuant to Section 2.8 or Section 2.9 or under any other Loan Document and (2) the assignment fee (if any) specified in Section 12.1 to Agent; (C) in the case of any such assignment resulting from a claim for compensation under Section 2.8 or payments required to be made pursuant to Section 2.9, such assignment will result in a reduction in such compensation or payments thereafter; (D) such assignment does not conflict with Applicable Law; and (E) in the event that such Terminated Lender is a Non-Consenting Lender, the Replacement Lender consents, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Each Terminated Lender agrees that such Terminated Lender shall, promptly after receipt of written notice of such option, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 12.1. In the event that the Terminated Lender fails to execute an Assignment and Assumption pursuant to Section 12.1 within five (5) Business Days after receipt by the Terminated Lender of notice of replacement pursuant to this Section 2.11 and presentation to such Terminated Lender of an Assignment and Assumption evidencing an assignment pursuant to this Section 2.11, the Terminated Lender shall be deemed to have executed and delivered such Assignment and Assumption, and, upon the execution and delivery of Assignment and Assumption by the Replacement Lender and Agent, such Assignment and Assumption shall be effective for purposes of this Section 2.11 and Section 12.1. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided that any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. 2.12 Erroneous Payments. (a) Each Lender hereby agrees that (i) if Agent notifies such Lender that Agent has determined in its sole discretion that any funds received by such Lender from Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise), individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than two Business Days thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) received by such Lender as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to Agent in same day funds at the greater of the overnight bank funding rate and a rate determined

17 by Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of Agent to any Lender under this clause (a) shall be conclusive, absent manifest error. (b) Without limiting immediately preceding clause (a), each Lender hereby further agrees that, if it receives an Erroneous Payment from Agent (or any of its Affiliates) (i) that is in an amount different than (other than a de minimis difference), or on a different date from, that specified in a notice of payment sent by Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), or (ii) that was not preceded or accompanied by an Erroneous Payment Notice, it shall be on notice that, in each such case, an error has been made with respect to such Erroneous Payment. Each Lender further agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify Agent of such occurrence and, upon demand from Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) that was received by such Lender to the date such amount is repaid to Agent in same day funds at the greater of the overnight bank funding rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect. (c) Borrower and each other Loan Party hereby agrees that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, Agent shall be subrogated to all of the rights of such Lender with respect to such amount and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrower or any other Loan Party, except, in each case, to the extent that such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds of Borrower or any other Loan Party. (d) Each party’s obligations under this Section 2.12 shall survive the resignation or replacement of Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. 3. CONDITIONS OF LOANS. 3.1 Conditions Precedent to Closing. The agreement of Agent and the Lenders to enter into this Agreement on the Closing Date is subject to the condition precedent that Agent and the Lenders shall have received, in form and substance satisfactory to Agent and the Lenders, each of the following items and completed each of the following requirements: (a) this Agreement, duly executed by each Loan Party;

18 (b) a Promissory Note with respect to the Non-Formula Advances for each Lender, duly executed by Borrower; (c) an officer’s certificate of each Loan Party with respect to (i) the certificate or articles of incorporation, organization or formation (as applicable) and bylaws or operating agreements (as applicable), (ii) incumbency and (iii) resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents; (d) Uniform Commercial Code financing statements in such form and for filing in such jurisdictions as Agent or any Lender may request with respect to each Loan Party; (e) an Intellectual Property Security Agreement, duly executed by each Loan Party; (f) payment of the fees and Lenders Expenses then due specified in Section 2.5, which may be debited from Borrower’s accounts with Agent; (g) current SOS Reports indicating that, except for Permitted Liens, there are no other security interests or Liens of record in the Collateral; (h) current quarterly and annual financial statements consistent with the requirements of Section 6.2; (i) a current Compliance Certificate in accordance with Section 6.2; (j) evidence that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and additional insured clauses or endorsements in favor of Agent (for the benefit of Agent and the Lenders, as their interests may appear); (k) (i) a Borrower Information Certificate from each Loan Party, (ii) a Beneficial Ownership Certification from each Loan Party to each Lender and Agent, and (iii) an entity organizational structure chart of Borrower and its Subsidiaries; (l) an account control agreement, duly executed by Citizens and each other depository bank or securities intermediary through which a Loan Party maintains cash or financial assets (other than, for the avoidance of doubt, Player Deposits) in an amount greater than $50,000,000; (m) a legal opinion from the Loan Parties’ counsel; (n) all consents of each Loan Party’s Board, managers, members, equity holders and third parties necessary, if any, in connection with such Loan Party’s execution, delivery and performance of this Agreement and the other Loan Documents and the transactions contemplated thereby; (o) certificates of existence and good standing with respect to each Loan Party from the state in which such Loan Party is organized and from each additional state

19 where such Loan Party is required to be qualified to do business, except where failure to be so qualified would not reasonably be expected to have a Material Adverse Effect with respect to such Loan Party, in each case dated as of a date no earlier than thirty (30) days prior to the Closing Date; (p) a certificate of an officer of the Loan Parties confirming that the representations and warranties contained in Article 5 and in each other Loan Document are true and correct in all material respects on and as of the Closing Date (provided, however, that those representations and warranties expressly referring to an earlier date shall have been true and correct in all material respects as of such date, and, provided, further, that any representation or warranty that contains a materiality qualification therein shall be true and correct in all respects), and no Event of Default has occurred and is continuing or would exist immediately after giving effect to the Loan Documents on the Closing Date; and (q) such other documents or certificates, and completion of such other matters, as Agent or a Lender may reasonably request. 3.2 Conditions Precedent to all Credit Extensions. The obligation of the Lenders to make each Credit Extension, including the initial Credit Extension, is contingent upon the Loan Parties’ compliance with Section 3.1 above, and is further subject to the following conditions: (a) timely receipt by Agent of a Loan Advance/Paydown Request Form as provided in Section 2.1; (b) there has not been an event or circumstance that would reasonably be expected to result in a Material Adverse Effect; and (c) the representations and warranties contained in Article 5 shall be true and correct in all material respects on and as of the date of such Loan Advance/Paydown Request Form and on the effective date of each Credit Extension as though made at and as of each such date (provided, however, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date, and, provided, further, that any representation or warranty that contains a materiality qualification therein shall be true, correct and complete in all respects), and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by the Loan Parties on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2. 4. CREATION OF SECURITY INTEREST. 4.1 Grant of Security Interest. Each Loan Party grants and pledges to Agent, for the benefit of the Lenders and the Providing Lenders, a continuing security interest in the Collateral to secure prompt repayment of any and all Obligations and to secure prompt performance by each Loan Party of each of the Loan Parties’ covenants and duties under the Loan Documents. Except for Permitted Liens or as disclosed on Schedule 4.1 of the Disclosure Letter, such security interest constitutes a valid, first-priority security interest in the presently existing Collateral and will constitute a valid, first-priority security interest in later-acquired Collateral.

20 Notwithstanding any termination of this Agreement or of any filings undertaken related to Agent’s or the Lenders’ rights under the Code, Agent’s Lien on the Collateral shall remain in effect for so long as any Obligations (other than inchoate indemnity obligations or obligations extending beyond the Non-Formula Revolving Maturity Date that have been Cash Collateralized by Borrower in accordance with the terms of this Agreement) are outstanding. 4.2 Perfection of Security Interest. Each Loan Party authorizes Agent to file at any time financing statements, continuation statements, and amendments thereto that (a) either specifically describe the Collateral or describe the Collateral as all assets of such Loan Party of the kind pledged hereunder, and (b) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether such Loan Party is an organization, the type of organization and any organizational identification number issued to such Loan Party, if applicable. The Loan Parties shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Agent chooses to perfect its security interest by possession with respect to certificated Shares, instruments or other investment property, in addition to the filing of a financing statement. Where Collateral is in possession of a third party bailee, each Loan Party shall take such steps as Agent reasonably requests for Agent to (x) subject to Section 7.10 below, obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of the bailee that the bailee holds such Collateral for the benefit of Agent, and (y) obtain “control” of any Collateral in excess of $50,000,000 consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such items and the term “control” are defined in Revised Article 9 of the Code) by using commercially reasonable efforts to cause the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance reasonably satisfactory to Agent. No Loan Party will create any chattel paper without placing a legend on the chattel paper acceptable to Agent indicating that Agent has a security interest in the chattel paper. The Loan Parties from time to time may deposit with Agent or a Lender specific cash collateral to secure specific Obligations. Each Loan Party authorizes Agent or such Lender to hold such specific balances in pledge and to decline to honor any drafts thereon or any request by a Loan Party or any other Person to pay or otherwise transfer any part of such balances for so long as the specific Obligations are outstanding. Each Loan Party shall take such other actions as Agent reasonably requests to perfect its security interests granted under this Agreement. 4.3 Pledge of Collateral. Each Loan Party hereby pledges, assigns and grants to Agent, for the benefit of the Lenders and the Providing Lenders, a security interest in all of the Shares (which, for clarity, as of the Closing Date, are set forth on Schedule 4.3 of the Disclosure Letter), together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. Each Loan Party will deliver to Agent (a) on the Closing Date or, if later, promptly following the date on which such Loan Party acquires the Shares, the certificate or certificates for any then-certificated Shares owned by it, and (b) with respect to any Shares owned by it that are uncertificated as of the Closing Date or, if later, promptly following the date on which such Loan Party acquires the Shares, immediately upon certification, the certificate or certificates for such Shares, in each case accompanied by an instrument of assignment duly governing such Shares. The relevant Loan Party shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon

21 the occurrence of an Event of Default hereunder, Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Agent and cause new certificates representing such securities to be issued in the name of Agent or its transferee. Unless an Event of Default shall have occurred and be continuing, each Loan Party shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and during the continuance of an Event of Default. 5. REPRESENTATIONS AND WARRANTIES. Each Loan Party represents and warrants to each Lender as follows: 5.1 Due Organization and Qualification; Borrower Information Certificate; Beneficial Ownership Certification. Borrower and each of its Subsidiaries is a corporation or limited liability company duly existing under the laws of the state in which it is organized and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect. In connection with this Agreement, each Loan Party has delivered to Agent a completed and signed certificate entitled “Borrower Information Certificate” (each, a “Borrower Information Certificate”). Each Loan Party’s exact legal name is that indicated on its Borrower Information Certificate and on the signature page hereof. Each Loan Party is an organization of the type and is organized in the jurisdiction set forth in its Borrower Information Certificate. Except as disclosed on its Borrower Information Certificate, no Loan Party (or any of its predecessors) has, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type or any organizational number assigned by its jurisdiction. All information set forth on each Borrower Information Certificate pertaining to each Loan Party is accurate and complete in all material respects (it being understood and agreed that a Loan Party may from time to time update certain information in the applicable Borrower Information Certificate after the Closing Date to the extent permitted by one or more specific provisions in this Agreement). As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects. 5.2 Due Authorization; No Conflict; Power and Authority; Enforceability. The execution, delivery, and performance of the Loan Documents are within each Loan Party’s corporate or limited liability company powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in any Loan Party’s Certificate or Articles of Incorporation or Bylaws, or Certificate of Organization or Formation or Limited Liability Company or Operating Agreement, as applicable, nor will they constitute an event of default under any material agreement by which a Loan Party is bound (other than to the extent such event of default would not reasonably be expected to cause a Material Adverse Effect). No Loan Party is in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party. This Agreement constitutes, and each other Loan Document when so delivered

22 will constitute, assuming the due execution and delivery by each party thereto other than the Loan Parties, a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or any equivalent principles under Applicable Law (including good faith and fair dealing). 5.3 Collateral. Each Loan Party has rights in or the power to transfer its Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except, in each case, for Permitted Liens. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made. Except as set forth on Schedule 5.3 of the Disclosure Letter or as permitted by Section 6.6, no Loan Party’s Cash is maintained or invested with a Person other than Agent or a Lender. 5.4 Intellectual Property Collateral. Each Loan Party is the sole owner of its Intellectual Property Collateral, except for licenses granted by such Loan Party to its customers in the ordinary course of business and off-the-shelf and other inbound licenses for intellectual property of third parties used in connection with each Loan Party’s business. The Intellectual Property Collateral constitutes all intellectual property necessary for the conduct of the Loan Parties’ business as conducted as of the date hereof and as presently proposed to be conducted. To each Loan Party’s knowledge, each Loan Party’s Copyrights, Trademarks and Patents are valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made to a Loan Party that any part of the Intellectual Property Collateral violates the rights of any third party except to the extent that such claim would not reasonably be expected to cause a Material Adverse Effect. 5.5 Name; Location of Chief Executive Office. Except as disclosed on Schedule 5.5 of the Disclosure Letter (and except for changes of which a Loan Party has given notice in accordance with Section 7.2 of this Agreement), no Loan Party has done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth in the first paragraph of this Agreement. The chief executive office of each Loan Party is located at the address indicated in Article 10 hereof, except for changes of which a Loan Party has given notice in accordance with Section 7.2 of this Agreement. 5.6 Litigation. Except as set forth on Schedule 5.6 of the Disclosure Letter, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency which would reasonably be expected to have a Material Adverse Effect. 5.7 No Material Adverse Change in Financial Statements. All consolidated and consolidating financial statements related to Borrower and its Subsidiaries that are delivered by Borrower to the Lenders or otherwise submitted to Agent or the Lenders fairly present in all material respects Borrower’s consolidated and consolidating financial condition as of the date thereof and Borrower’s consolidated and consolidating results of operations for the period then ended. There has not been a material adverse change in the consolidated or in the consolidating

23 financial condition of Borrower since the date of the most recent consolidated financial statements submitted to Agent or the Lenders. 5.8 Solvency, Payment of Debts. Each Loan Party is able to pay its debts (including trade debts) as they mature; the fair saleable value of each Loan Party’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and no Loan Party is left with unreasonably small capital after the transactions contemplated by this Agreement. 5.9 Compliance with Laws and Regulations. Except as could not reasonably be expected to have a Material Adverse Effect, each Loan Party and each of its Subsidiaries have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from any Loan Party’s failure to comply with ERISA that is reasonably likely to result in such Loan Party incurring any liability that would reasonably be expected to have a Material Adverse Effect. No Loan Party is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). No Loan Party has violated any statutes, laws, ordinances or rules applicable to it, including any Environmental Laws, the violation of which would reasonably be expected to have a Material Adverse Effect. Each Loan Party and each Subsidiary have filed or caused to be filed all tax returns required to be filed by it and have paid, or have made adequate provision for the payment of, all taxes reflected therein that are due and payable, except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes would not reasonably be expected to have a Material Adverse Effect. 5.10 Subsidiaries. No Loan Party owns any stock, partnership interest or other equity securities of any Person, except for Permitted Investments. 5.11 Government Consents. Each Loan Party and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of such Loan Party’s or Subsidiary’s business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect. 5.12 Inbound Licenses. Except as disclosed on Schedule 5.12 of the Disclosure Letter, no Loan Party is a party to, nor is bound by, any material license or other agreement important for the conduct of such Loan Party’s business that prohibits or otherwise restricts such Loan Party from granting a security interest in such Loan Party’s interest in such license or agreement or any other property important for the conduct of such Loan Party’s business, other than this Agreement or the other Loan Documents. 5.13 Full Disclosure. No representation, warranty or other statement made by any Loan Party in any report, certificate, or written statement furnished or submitted to Agent or the Lenders taken together with all such reports, certificates, and written statements furnished or submitted to Agent or the Lenders contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in such reports, certificates, or

24 statements not misleading in light of the circumstances in which they were made, it being recognized by Agent and the Lenders that the projections and forecasts provided by a Loan Party in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results. 5.14 Shares. Each Loan Party has full power and authority to create a first lien on the Shares, and no disability or contractual obligation exists that would prohibit such Loan Party from pledging the Shares pursuant to this Agreement. To each Loan Party’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to, the Shares other than under Applicable Law. The Shares have been and will remain duly authorized and validly issued and are fully paid and non-assessable. To each Loan Party’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and such Loan Party knows of no reasonable grounds for the institution of any such proceedings. 5.15 Sanctions and Other Anti-Terrorism Laws; Anti-Corruption Laws. (a) No Loan Party, any Subsidiary of a Loan Party, or, to the knowledge of any such Loan Party, any of their respective directors, officers, employees, agents or affiliates (i) is a Sanctioned Person; (ii) directly, or indirectly through any third party, (A) has any of its assets in a Sanctioned Jurisdiction or in the possession, custody or control of a Sanctioned Person, (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Jurisdiction or Sanctioned Person; or (C) is engaged in any transactions or other dealings with or, to each Loan Party’s knowledge, for the benefit of any Sanctioned Person or Sanctioned Jurisdiction or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism Laws. (b) Each of the Loan Parties and their Subsidiaries, and, to the knowledge of each Loan Party, each of their respective directors, officers and employees and agents are in compliance with applicable Anti-Corruption Laws and applicable Anti-Terrorism Laws. The Loan Parties and their Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Anti-Corruption Laws and applicable Anti-Terrorism Laws. 6. AFFIRMATIVE COVENANTS. The Loan Parties covenant that, until payment in full of all outstanding Obligations (other than inchoate indemnity obligations or obligations extending beyond the Non-Formula Revolving Maturity Date that have been Cash Collateralized in accordance with this Agreement), and for so long as any Lender may have any commitment to make a Credit Extension hereunder, the Loan Parties shall do all of the following: 6.1 Good Standing and Government Compliance. Each Loan Party shall (i) maintain its and each of its Subsidiaries’ corporate existence and good standing in its state of formation, except to the extent that failure to maintain the existence and good standing of a Subsidiary of a Loan Party would not reasonably be expected to have a Material Adverse Effect;

25 (ii) maintain qualification and good standing in each other jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect; and (iii) furnish to Agent the organizational identification number issued to a Loan Party by the authorities of the state in which such Loan Party is organized, if applicable. Each Loan Party shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA to the extent the failure of which would reasonably be expected to have a Material Adverse Effect. Each Loan Party shall (i) comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, including all Environmental Laws, except to the extent that a failure to so comply would not reasonably be expected to have a Material Adverse Effect, and (ii) maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which would reasonably be expected to have a Material Adverse Effect. 6.2 Financial Statements, Reports, Certificates; Collateral Audits. (a) The Loan Parties shall deliver to Agent, who will then promptly deliver to each Lender: (i) with respect to the first three fiscal quarters of each fiscal year of the Loan Parties, on or before the earlier of (w) forty-five (45) days after the end of each such fiscal quarter and (x) five (5) days after Parent’s Form 10-Q for such fiscal quarter is made publicly available, a Borrower-prepared unaudited consolidated balance sheet, income statement and statement of cash flows covering the operations of Borrower and its Subsidiaries during such period, certified by a Responsible Officer; (ii) with respect to each fiscal year of the Loan Parties, on or before the earlier of (y) ninety (90) days after the end of such fiscal year and (z) five (5) days after Parent’s Form 10-K for such fiscal year is made publicly available, audited consolidated financial statements of Borrower and its Subsidiaries (including a consolidated balance sheet, income statement and statement of cash flows covering the operations of Borrower and its Subsidiaries during such period, certified by a Responsible Officer), prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements from an independent certified public accounting firm; (iii) an annual operating plan approved by Parent’s Board as soon as available but not later than March 1st of each fiscal year of the Loan Parties during the term of this Agreement; (iv) if applicable, copies of all statements, reports and notices sent or made available generally by any Loan Party to its security holders; (v) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened in writing against a Loan Party or any Subsidiary that would reasonably be expected to cause a Material Adverse Effect; (vi) [reserved]; (vii) such budgets, sales projections, operating plans or other financial information generally prepared (and to the extent prepared) by a Loan Party in the ordinary course of business as Agent or a Lender may reasonably request from time to time; and (viii) within ninety (90) days of the last day of each fiscal year, a report, in form reasonably acceptable to Agent, listing any material Copyrights, Patents or Trademarks acquired since the date of the most recent report delivered pursuant to this clause (or, in the case of the first such report so delivered, since the Closing Date) and any material change in the Loan Parties’ Intellectual Property Collateral, including but not limited to any subsequent ownership right of a Loan Party in or to any Copyrights, Patents or Trademarks not specified in Exhibits A, B and C of any Intellectual Property Security Agreement delivered to Agent by a Loan Party in connection with this Agreement.

26 (b) Concurrently with delivery of the financial reporting required by Sections 6.2(a)(i) and 6.2(a)(ii) above, the Loan Parties shall deliver to Agent, who will then promptly deliver to each Lender, (i) a Compliance Certificate certified as of the last day of the applicable quarter and signed by a Responsible Officer in substantially the form of Exhibit D hereto, and (ii) aged listings by invoice date of accounts receivable and accounts payable, if any, in a form reasonably satisfactory to Agent. (c) As soon as possible and in any event within three (3) Business Days after becoming aware of the occurrence or existence of an Event of Default hereunder, the Loan Parties shall deliver to Agent, who will then promptly deliver to each Lender, a written statement of a Responsible Officer setting forth the details of the Event of Default and the action which the Loan Parties have taken or propose to take with respect thereto. (d) Agent (through any of its officers, employees or agents) shall have the right, upon reasonable prior notice, from time to time during the Loan Parties’ usual business hours but no more than once a year (unless an Event of Default has occurred and is continuing), to inspect the Loan Parties’ Books and to make copies thereof and to check, test, inspect, audit and appraise the Collateral at the Loan Parties’ expense in order to verify the Loan Parties’ financial condition or the amount of, condition of, or any other matter relating to the Collateral. The Loan Parties may deliver to Agent and the Lenders on an electronic basis any certificates, reports, requests, or information required pursuant to this Section 6.2, and Agent and the Lenders shall be entitled to rely on the information contained in the electronic files, provided that Agent and the Lenders in good faith believe that the files were delivered by, or on behalf of, a Responsible Officer. The Loan Parties shall include a submission date on any certificates, statements, and reports to be delivered electronically. Any submission by the Loan Parties of a Compliance Certificate or other financial statement pursuant to this Section 6.2 or otherwise submitted to Agent and the Lenders shall be deemed to be a representation by each Loan Party that, to the best of its knowledge, (v) as of the date of such Compliance Certificate, financial statement, or request, the information and calculations set forth therein are true, accurate and correct in all material respects, (w) as of the end of the compliance period set forth in such submission, the Loan Parties are in compliance with all required covenants except as noted in such Compliance Certificate or financial statement, as applicable; (x) as of the date of such submission, no Events of Default have occurred or are continuing except as noted in such Compliance Certificate; and (y) all representations and warranties other than any representations or warranties that are made as of a specific date in Article 5 remain true and correct in all material respects as of the date of such submission except as noted in such Compliance Certificate, financial statement, or request, as applicable. 6.3 [Reserved.] 6.4 Taxes. Each Loan Party shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Agent, on demand, proof satisfactory to Agent indicating that such Loan Party or a Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that

27 such Loan Party or Subsidiary need not make any payment or deposit if the amount or validity of such payment or deposit is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by such Loan Party or such Subsidiary. 6.5 Insurance. Each Loan Party, at its expense, shall (a) keep the Collateral insured against loss or damage, and (b) maintain liability and other insurance, in each case as ordinarily insured against by other owners in businesses similar to the Loan Parties’ business. All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Agent. All policies of property insurance shall contain a lender’s loss payable endorsement, in a form reasonably satisfactory to Agent, showing Agent (for the benefit of Agent and the Lenders, as their interests may appear) as an additional loss payee, and commercial, general, and umbrella liability insurance policies shall include Agent (for the benefit of Agent and the Lenders, as their interests may appear) as an additional insured and specify that the insurer must give at least twenty (20) days’ notice to Agent before canceling its policy for any reason (other than non-payment of premium, which shall require ten (10) days’ notice to Agent). Within thirty (30) days of the Closing Date (or such later time as Agent may agree) and thereafter upon Agent’s written request, the Loan Parties shall cause to be furnished to Agent certificates of insurance and any endorsements covering Agent or showing Agent as an additional insured. Within thirty (30) days after Agent’s written request, the Loan Parties shall deliver to Agent copies of the policies of insurance and evidence of payment of the respective premiums. Proceeds payable under any property policy will, at the Loan Parties’ option, be payable to the Loan Parties to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Agent, for the benefit of the Lenders, has been granted a first-priority security interest, provided that, if an Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at Agent’s option, with the consent or at the request of the Required Lenders, be payable to Agent (for the benefit of the Lenders) to be applied on account of the Obligations. 6.6 Primary Depository. The Loan Parties shall collectively maintain, at all times and in the aggregate, Cash at Pacific Western Bank of at least the PWB Cash Threshold Amount and Cash at Citizens of at least the Citizens Cash Threshold Amount. In addition, if the Loan Parties maintain more than an aggregate of $50,000,000 in Total Operating Cash in one or more accounts with a single financial institution (other than Pacific Western Bank or Citizens), such accounts shall be subject to account control agreement(s) in form and substance reasonably satisfactory to Agent. 6.7 Financial Covenants. The Loan Parties shall at all times maintain the following financial covenant: (a) Minimum Cumulative Revenue. Measured quarterly and calculated on a cumulative basis beginning (i) as of January 1, 2022, for the reporting period ending on December 31, 2022, and (ii) as of January 1, 2023, for all reporting periods ending in 2023, Borrower and its Subsidiaries shall achieve consolidated Revenue of at least the amounts shown in the table immediately below for the corresponding reporting periods.

28 Reporting Period Ending Minimum Cumulative Revenue December 31, 2022 $1,400,000,000 March 31, 2023 $558,000,000 June 30, 2023 $1,082,000,000 September 30, 2023 $1,526,000,000 December 31, 2023 $2,394,000,000 For quarterly reporting periods following December 31, 2023, Agent, the Lenders, and the Loan Parties hereby agree that, on or before March 1st of each year during the term of this Agreement, the Loan Parties shall provide Agent and the Lenders with an operating plan for such year, which shall be approved by Parent’s Board, and Agent and the Required Lenders shall use such operating plan to establish the minimum Revenue amounts (and calculation thereof) for such year, in good faith consultation with the Loan Parties, with such amounts being incorporated herein by an amendment, which each Loan Party hereby agrees to execute. No course of dealing on the part of Agent, the Lenders, or their officers, nor any failure or delay in the exercise of any right by Agent or any Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Agent’s and the Lenders’ failure at any time to require strict performance by any Loan Party of any provision shall not affect any right of Agent or the Lenders thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Agent and the Required Lenders. 6.8 Registration of Intellectual Property Rights. (a) Each Loan Party shall disclose in the Compliance Certificate delivered in accordance with Section 6.2 any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office or the United States Copyright Office, including the date of such filing and the registration or application numbers, if any, since the later of the Closing Date and the last Compliance Certificate delivered in accordance with Section 6.2. (b) [Reserved.] (c) Each Loan Party shall execute and deliver such additional instruments and documents from time to time as Agent shall reasonably request to perfect and maintain the perfection and priority of Agent’s security interest in the Intellectual Property Collateral. (d) Each Loan Party shall (i) protect, defend and maintain the validity and enforceability of its material trade secrets, Trademarks, Patents and Copyrights, (ii) use commercially reasonable efforts to detect infringements of its Trademarks, Patents and Copyrights and promptly advise Agent in writing of material infringements detected, and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public except to the extent such abandonment, forfeiture or dedication would not reasonably be expected

29 to have a Material Adverse Effect or otherwise is done so with the written consent of the Required Lenders, which shall not be unreasonably withheld, conditioned or delayed. (e) Agent shall have the right, but not the obligation, upon an Event of Default, to take, at the Loan Parties’ sole expense, any actions that a Loan Party is required under this Section 6.8 to take but which that Loan Party fails to take, after fifteen (15) Business Days’ notice to such Loan Party of such failure (which notice shall set forth in reasonable detail the alleged failure and the actions that Agent believes such Loan Party is required to take). The Loan Parties shall reimburse and indemnify Agent for all reasonable and documented costs and reasonable and documented expenses incurred in the reasonable exercise of its rights under this Section 6.8. 6.9 [Reserved.] 6.10 Creation/Acquisition of Subsidiaries. In the event that a Loan Party or any Subsidiary of a Loan Party creates or acquires any Subsidiary, such Loan Party or Subsidiary shall promptly notify Agent and the Lenders of such creation or acquisition, and such Loan Party or Subsidiary shall take all actions reasonably requested by Agent or any Lender to achieve any of the following with respect to such “New Subsidiary” (defined as a Subsidiary formed or acquired after the date hereof during the term of this Agreement): (a) to cause such New Subsidiary (other than any New Subsidiary that is an Excluded Subsidiary) to become either a co-borrower hereunder or a secured guarantor with respect to the Obligations; and (b) to grant and pledge to Agent (for the benefit of the Lenders) a perfected security interest in the Shares of any such New Subsidiary. Notwithstanding the foregoing, (x) in the event that a Loan Party creates or acquires a New Subsidiary that does not hold net assets greater than $10,000,000 (excluding, for the avoidance of doubt, Player Deposits), then the Loan Parties shall only be required to notify Agent and the Lenders of the formation or acquisition thereof promptly following the earlier of such New Subsidiary first holding net assets in an amount greater than $10,000,000 (excluding, for the avoidance of doubt, Player Deposits) and (ii) thirty (30) days after the last day of the calendar quarter in which such New Subsidiary was created or acquired, and (y) so long as the MSC Investment Conditions continue to be met, no MSC Subsidiary will be required to become a co- borrower or secured guarantor with respect to the Obligations. 6.11 Collateral Support from VSiN. Agent and the Lenders acknowledge that DK DE has acquired equity interests representing 100% ownership of Vegas Sports Information Network, LLC, a Nevada limited liability company and successor by merger to Vegas Sports Information Network, Inc., a Nevada corporation (the “VSiN Subsidiary”). Agent, the Lenders, and the Loan Parties acknowledge that Agent and the Lenders are not presently requesting that the VSiN Subsidiary become a co-borrower or secured guarantor of the Obligations or that the equity interests of the VSiN Subsidiary be pledged to Agent, but Agent and the Lenders reserve the right to request such actions in the future. 6.12 MSC Subsidiaries. At any time when the MSC Investment Conditions are not satisfied, (a) no Loan Party may make Investments in any MSC Subsidiary, and (b) within two (2) Business Days after the first date on which the MSC Investment Conditions are not satisfied, the Loan Parties shall cause any MSC Subsidiary to (i) order the liquidation of any of its Investments into cash, (ii) transfer cash to a Loan Party’s accounts with Agent, and (iii) thereafter

30 transfer any cash that it possesses to a Loan Party’s accounts with Agent, in each case until the MSC Investment Conditions are being satisfied. The Loan Parties shall not permit any MSC Subsidiary to make any Investments or hold any assets that would cause such MSC Subsidiary to fail to qualify as a “security corporation” under 830 CMR 63.38B.1 of the Massachusetts tax code and applicable regulations (as the same may be amended, modified, or replaced from time to time). 6.13 Further Assurances. At any time and from time to time, the Loan Parties shall execute and deliver such further instruments and take such further action as may reasonably be requested by Agent or any Lender to effect the purposes of this Agreement. 7. NEGATIVE COVENANTS. Each Loan Party covenants and agrees that, so long as any credit hereunder shall be available and until the outstanding Obligations (other than inchoate indemnity obligations or obligations extending beyond the Non-Formula Revolving Maturity Date that have been Cash Collateralized in accordance with this Agreement) are paid in full or for so long as a Lender may have any commitment to make any Credit Extensions, no Loan Party will do any of the following without the Required Lenders’ prior written consent, which shall not be unreasonably withheld, conditioned or delayed: 7.1 Dispositions. Convey, sell, lease, license, transfer or otherwise dispose of (collectively, to “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, or move cash balances on deposit with a Lender to accounts opened at another financial institution (other than in accordance with Section 6.6 of this Agreement) other than Permitted Transfers and Permitted Investments. 7.2 Change in Name, Location, Executive Office, or Executive Management; Change in Business; Change in Fiscal Year; Change in Control. Change its name or the state of its formation or relocate its chief executive office without fifteen (15) days’ prior written notification to Agent; replace or suffer the departure of its chief executive officer or chief financial officer without delivering written notification to Agent within ten (10) days after the effective date of such replacement or departure; fail to appoint interim replacement or fill a vacancy in the position of chief executive officer or chief financial officer (or have someone who assumes, or a group of individuals who collectively assume, similar responsibilities to that of a chief executive officer or chief financial officer) for more than ninety (90) consecutive days; suffer the resignation of one or more directors from its Board in anticipation of such Loan Party’s insolvency, without the prior written consent of the Required Lenders’ which may be withheld in their sole discretion; take action to liquidate or dissolve (except as permitted by Section 7.3), wind up, or otherwise cease to conduct business in the ordinary course; engage in any business, or permit any of its Subsidiaries to engage in any business, other than those reasonably related or incidental to the businesses currently engaged in by a Loan Party; change its fiscal year end; have a Change in Control; or Divide, unless any such division results in all resulting entities being Loan Parties hereto. 7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into a Loan Party), or acquire,

31 or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, or a division, line of business or business unit of another Person, in each case except (a) for Permitted Acquisitions, (b) where the Obligations are repaid in full and this Agreement is terminated concurrently with the closing of any such transaction, and (c) for any Acquisition (in a single transaction or series of related transactions) where the total value of all consideration paid by Loan Parties and any Subsidiary in such Acquisition, together with the total value of all consideration paid by Loan Parties and any Subsidiary in each other Acquisition permitted pursuant to this clause (c) during the term of this Agreement, is less than $10,000,000 in the aggregate, and no Event of Default has occurred and is continuing at the time of the Acquisition or would result from the completion of the Acquisition. 7.4 Indebtedness. Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on a Loan Party or any Subsidiary an obligation to prepay any Indebtedness, except (a) Indebtedness to Agent and the Lenders and (b) trade credit incurred in the ordinary course of business. 7.5 Encumbrances. Create, incur, assume or allow any Lien with respect to its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant to any other Person (other than (a) the licensors of in-licensed property with respect to such property or (b) the lessors of specific equipment or lenders financing specific equipment with respect to such leased or financed equipment) that such Loan Party or any of its Subsidiaries in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of its property. 7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that the Loan Parties may (a) repurchase the stock of former employees, officers, directors and consultants pursuant to stock repurchase agreements in an aggregate amount not to exceed $10,000,000 in any fiscal year, so long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase; (b) repurchase the stock of former employees, officers, directors and consultants pursuant to stock repurchase agreements in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such former employees, officers, directors and consultants to a Loan Party regardless of whether an Event of Default exists; (c) convert any of its convertible securities into equity securities pursuant to the terms of such convertible securities; (d) make distributions to other Loan Parties, permit Subsidiaries that are not Loan Parties to make distributions to other Subsidiaries or to a Loan Party, or permit Subsidiaries to make tax distributions required by the organizational documents of the applicable Subsidiary; (e) repurchase shares pursuant to net settlement by employees in satisfaction of income tax withholding obligations incurred through the vesting of stock awards; (f) repurchase fractional shares arising out of stock dividends, splits or combinations, business combinations or conversions, exercises of warrants or options, or settlements of restricted stock units, or “net exercise” or “net share settle” warrants or options; (g) so long as no Event of Default exists or would result therefrom, declare and pay dividends in an amount not exceeding the Loan Parties’ consolidated positive cash flow for the trailing-twelve-month period immediately preceding the declaration of such dividends; (h) pay special dividends or other distributions in connection with a Permitted Acquisition, but only to the extent that such special dividends or

32 distributions are included as consideration paid for purposes of clause (c) of Section 7.3, or (i) make any distribution to redeem in whole or in part any of its equity interests for another class of equity interests or rights to acquire its equity interests or with proceeds from substantially concurrent equity contributions or issuances of new equity interests; provided that the only consideration paid for any such redemption is equity interests of a Loan Party or the proceeds of any substantially concurrent equity contribution or issuance of equity interest. 7.7 Investments. Directly or indirectly acquire or own, or make any Investment (other than Permitted Investments) in or to, any Person, or permit any of its Subsidiaries to do so, or, with respect to the Loan Parties only, maintain or invest any of its investment property with a Person other than a Lender or a Lender’s Affiliates unless, to the extent investment property valued in excess of $50,000,000 is held in an account with a Person other than a Lender or Lender’s Affiliates, such Person has entered into a control agreement with Agent, in form and substance reasonably satisfactory to Agent, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to a Loan Party; other than (i) restrictions and conditions imposed by Applicable Law or by this Agreement or any other Loan Document, (ii) customary prohibitions, restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets of a Loan Party or any Subsidiary pending such sale, (iii) any agreement, prohibition or restriction or condition in effect at the time any Subsidiary becomes a Subsidiary of a Loan Party (and any amendments or modifications thereof that do not materially expand the scope of any such prohibition restriction or condition), (iv) restrictions or conditions set forth in any agreement governing Indebtedness not prohibited by Section 7.4; provided that such restrictions and conditions are customary for such Indebtedness (as determined in good faith by the applicable Loan Party), and (v) restrictions on cash or other deposits (including escrowed funds) imposed under contracts entered into in the ordinary course of business or restrictions imposed by the terms of a Permitted Lien on the property subject to such Permitted Lien. 7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Loan Party (other than another Loan Party) except for (a) transactions that are in the ordinary course of such Loan Party’s business, upon fair and reasonable terms that are no less favorable to such Loan Party than would be obtained in an arm’s-length transaction with a non-affiliated Person, (b) bona-fide equity financings to existing investors provided there is no Change in Control, (c) reasonable and customary compensation arrangements and benefit plans for officers of the Loan Parties, (d) investments and transfers permitted hereunder, (e) the issuance, sale, or transfer of equity interests of any Loan Party to any parent entity, including in connection with capital contributions by such parent entity to such Loan Party or any Subsidiary, and (f) reasonable and customary fees paid to members of, and advisors to, its board of directors (or similar governing body) in the ordinary course of business. 7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision affecting Agent’s rights contained in any documentation relating to the Subordinated Debt without the Required Lenders’ prior written consent, except in compliance with the terms of the applicable subordination agreement to which Agent is a party.

33 7.10 [Reserved.] 7.11 Compliance. Become or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose; fail to meet the minimum funding requirements of ERISA; permit a ‘Reportable Event’ within the meaning of Section 4043(c) of ERISA or a non-exempt ‘Prohibited Transaction’ within the meaning of Code Section 4975 to occur; fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Agent’s Lien on the Collateral; or permit any of its Subsidiaries to do any of the foregoing. 7.12 [Reserved.] 7.13 Sanctions and Other Anti-Terrorism Laws; Anti-Corruption Laws . (a) Become a Sanctioned Person or knowingly allow any employees, officers, directors, affiliates, consultants, brokers, or agents, in each case acting on its behalf in connection with this Agreement, to become a Sanctioned Person; (b) directly or, to its knowledge, indirectly engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Credit Extensions to fund any operations in, finance any investments or activities in, or make any payments to a Sanctioned Person or Sanctioned Jurisdiction; (c) repay the Credit Extensions with funds derived from any unlawful activity; (d) cause Agent or any Lender to violate any Anti-Terrorism Law; (e) directly or indirectly use the Credit Extensions or any proceeds thereof for any purpose that would violate any Anti- Corruptions Laws in any jurisdiction in which any Loan Party or any Subsidiary of a Loan Party conducts business; or (f) permit a Subsidiary to do any of the foregoing. 8. EVENTS OF DEFAULT. Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement: 8.1 Payment Default. If any Loan Party fails (a) to pay any amount of principal or interest on any Credit Extension when due, or (b) to pay any other Obligation within three (3) Business Days after such Obligation is due and payable; 8.2 Covenant Default. (a) If any Loan Party fails to perform any obligation under Section 6.2 (financial reporting), 6.4 (taxes), 6.5 (insurance), 6.6 (primary depository), or 6.7 (financial covenants) or violates any of the covenants contained in Article 7 of this Agreement; or (b) If any Loan Party fails or neglects to perform or observe any other material term, provision, condition, or covenant contained in this Agreement (other than the sections enumerated in Section 8.2(a) above), in any of the Loan Documents, or in any other present or future agreement between any Loan Party and Agent and/or any Lender and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure

34 such default within fifteen (15) days after such Loan Party receives notice thereof or any officer of such Loan Party becomes aware thereof; provided, however, that, if the default cannot by its nature be cured within the fifteen (15)-day period or cannot after diligent attempts by such Loan Party be cured within such fifteen (15)-day period, and such default is likely to be cured within a reasonable time, then such Loan Party shall have an additional reasonable period (which shall not in any case exceed forty-five (45) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made; 8.3 Material Adverse Change. If there occurs any circumstance or any circumstances which would reasonably be expected to have a Material Adverse Effect; 8.4 Attachment. If any material portion of a Loan Party’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if a Loan Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of a Loan Party’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any material portion of a Loan Party’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after a Loan Party receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by such Loan Party (provided that no Credit Extensions will be made during such cure period); 8.5 Insolvency. If any Loan Party or Material Subsidiary becomes insolvent, or if an Insolvency Proceeding is commenced by a Loan Party or Material Subsidiary, or if an Insolvency Proceeding is commenced against a Loan Party or Material Subsidiary and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding); 8.6 Other Agreements. If there is a default or other failure to perform in any agreement to which any Loan Party or Subsidiary is a party with a third party or parties (a) resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $5,000,000, or (b) that would reasonably be expected to have a Material Adverse Effect; provided, however, that an Event of Default under this Section 8.6 caused by the occurrence of a breach or default under such other agreement shall be cured or waived for purposes of this Agreement upon Agent receiving written notice from the party asserting such breach or default of such cure or waiver of the breach or default under such other agreement, if at the time of such cure or waiver of the breach or default under such other agreement, (w) Agent has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto, (x) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any other Loan Document, and (y) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party

35 are not modified or amended in any manner which could in the good faith business judgment of Agent be materially less advantageous to the Loan Parties; 8.7 Judgments. If a final and non-appealable, uninsured judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $5,000,000 shall be rendered against any Loan Party or Subsidiary and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of the judgment); or 8.8 Misrepresentations. If any representation or warranty made by or on behalf of any Loan Party under any Loan Document or in any certificate or statement shall prove to be untrue or inaccurate in any material respect (or, in the case of any such representation or warranty already qualified by materiality, in the event such representation or warranty shall prove to be untrue or inaccurate) as of the date on which such representation or warranty is made or deemed made. 9. RIGHTS AND REMEDIES. 9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Agent may, and, at the written direction of the Required Lenders, shall, without any requirement to deliver notice of its election or action and without demand, do any one (1) or more of the following, all of which are authorized by each Loan Party: (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that, upon the occurrence of an Event of Default described in Section 8.5 (insolvency), all Obligations shall become immediately due and payable without any action by Agent or the Lenders); (b) Demand that Borrower (i) deposit Cash Collateral with Agent in an amount equal to the Minimum Collateral Amount of any outstanding obligations in connection with Ancillary Services as collateral security for the repayment of any such obligations, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit, and Borrower shall promptly deposit and pay such amounts (provided that, upon the occurrence of an Event of Default described in Section 8.5, Borrower shall be obligated to deposit and pay such amounts without any actions by Agent or the Lenders); (c) Notify Borrower that the Lenders are ceasing advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Agent and/or any Lender; (d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Agent reasonably considers advisable; (e) Make such payments and do such acts as Agent considers necessary or reasonable to protect its security interest in the Collateral. Each Loan Party agrees to assemble the Collateral if Agent so requires and to make the Collateral available to Agent as Agent may designate. Each Loan Party authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay,

36 purchase, contest, or compromise any encumbrance, charge, or lien which in Agent’s determination appears to be prior or superior to its security interest and to pay all reasonable and documented expenses incurred in connection therewith. With respect to any Loan Party’s owned premises, such Loan Party hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Agent’s rights or remedies provided herein, at law, in equity, or otherwise; (f) Place a “hold” on any account of a Loan Party maintained with Agent or any Lender, decline to honor presentments (including but not limited to checks, wires and ACH drafts) against any account at Agent or any Lender, and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral; (g) Set off and apply to the Obligations any and all (i) balances and deposits of any Loan Party held by Agent, a Lender, or their respective Affiliates, and (ii) indebtedness at any time owing to or for the credit or the account of any Loan Party held by Agent or a Lender; (h) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Agent is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, any Loan Party’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section 9.1, any Loan Party’s rights under all licenses and all franchise agreements shall inure to Agent’s benefit; (i) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Loan Party’s premises) as Agent determines is commercially reasonable, and apply any proceeds to the Obligations in accordance with Section 9.2. Agent may sell the Collateral without giving any warranties as to the Collateral. Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Agent sells any of the Collateral upon credit, the Loan Parties will be credited only with payments actually made by the purchaser, received by Agent, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Agent may resell the Collateral and the Loan Parties shall be credited with the proceeds of the sale; (j) Credit bid and purchase at any public sale; (k) Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of any Loan Party, any guarantor or any other Person liable for any of the Obligations;

37 (l) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by the Loan Parties; and (m) Demand and receive possession of a copy of any Loan Party’s Books. Agent’s compliance with any applicable state or federal law requirements in connection with a disposition of the Collateral will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. 9.2 Allocation of Proceeds. If an Event of Default occurs and is continuing and the maturity of the Credit Extensions has been accelerated pursuant to Section 9.1(a), all payments received by Agent hereunder or under the other Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by Borrower or any other Loan Party hereunder or under the other Loan Documents, shall be applied by Agent in the following order: (a) To payment of that portion of the Obligations constituting fees, indemnities, Lender Expenses and other amounts payable to Agent in its capacity as such; then (b) To payment of that portion of the Obligations constituting indemnities, Lender Expenses and other amounts (other than principal, interest and fees) payable to the Lenders (including in a Lender’s capacity as a Providing Lender), ratably among them in proportion to the amounts described in this clause payable to them; then (c) To payment of that portion of the Obligations constituting accrued and unpaid interest on Credit Extensions and other Obligations, and fees (including unused commitment fees and accrued but unpaid fees on Ancillary Services), ratably among the Lenders (including in a Lender’s capacity as a Providing Lender) in proportion to the respective amounts described in this clause payable to them; then (d) To payment of (i) that portion of the Obligations constituting unpaid principal of Credit Extensions, (ii) unpaid Reimbursement Obligations, and (iii) other unpaid Obligations arising from Ancillary Services, ratably among the Lenders (including in a Lender’s capacity as a Providing Lender) in proportion to the respective amounts described in this clause held by them; then (e) To Agent for the account of Agent or a Providing Lender, as applicable, to Cash Collateralize outstanding obligations in connection with Ancillary Services, ratably among Agent and the Providing Lenders in proportion to the respective amounts described in this clause held by them; then (f) To payment of all other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause held by them; then (g) The balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by law.

38 Subject to Section 2.1(b)(v)(D), amounts used to Cash Collateralize outstanding obligations in connection with Ancillary Services pursuant to clause (e) above shall be applied to satisfy Reimbursement Obligations or other obligations arising from or relating to Ancillary Services as they become due. If any amount remains on deposit as Cash Collateral after all Ancillary Services have been terminated and all obligations arising therefrom or relating thereto have been satisfied, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. 9.3 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, each Loan Party hereby irrevocably appoints Agent (and any of Agent’s designated officers or employees) as such Loan Party’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Agent’s security interest in the Accounts; (b) endorse such Loan Party’s name on any checks or other forms of payment or security that may come into Agent’s possession; (c) sign such Loan Party’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to such Loan Party’s policies of insurance; and (f) settle and adjust disputes and claims respecting Accounts directly with account debtors, for amounts and upon terms which Agent determines to be reasonable. In addition, each Loan Party hereby irrevocably appoints Agent (and any of Agent’s designated officers or employees) to (x) enter into a short-form intellectual property security agreement consistent with the terms of this Agreement for recording purposes only or modify, in its sole discretion, any intellectual property security agreement entered into between a Loan Party and Agent without first obtaining such Loan Party’s approval of or signature to such modification by amending Exhibits A, B, and C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by such Loan Party after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which such Loan Party no longer has or claims to have any right, title or interest; and (y) file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral. The appointment of Agent as each Loan Party’s attorney in fact, and each and every one of Agent’s rights and powers, being coupled with an interest, is irrevocable upon the occurrence and during the continuance of an Event of Default until all of the Obligations (other than inchoate indemnity obligations or obligations extending beyond the Non-Formula Revolving Maturity Date that have been Cash Collateralized in accordance with this Agreement) have been fully repaid and performed and each Lender’s obligation to provide Credit Extensions hereunder is terminated. 9.4 Accounts Collection. At any time after the occurrence and during the continuation of an Event of Default, (a) Agent may notify any Person owing funds to any Loan Party of Agent’s security interest in such funds and verify the amount of such Account, and (b) each Loan Party shall collect all amounts owing to such Loan Party for Agent, receive in trust all payments as Agent’s trustee, and immediately deliver such payments to Agent in their original form as received from the account debtor, with proper endorsements for deposit. 9.5 Lender Expenses. If any Loan Party fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Agent may do any or all of the following after reasonable notice to such Loan Party: (a) make payment of the same or any part thereof; and/or (b) set up such reserves under

39 the Non-Formula Revolving Line as Agent deems necessary to protect Agent and the Lenders from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Agent deems prudent. Any amounts so paid or deposited by Agent shall constitute Lender Expenses, shall be immediately due and payable, shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Agent shall not constitute an agreement by Agent to make similar payments in the future or a waiver by Agent of any Event of Default under this Agreement. 9.6 Liability for Collateral. (a) Agent and the Lenders have no obligation to clean up or otherwise prepare the Collateral for sale. All risk of loss, damage, or destruction of the Collateral shall be borne by the Loan Parties, except for that which results from Agent’s or a Lender’s gross negligence or willful misconduct as finally determined by a non-appealable judgment of a court of competent jurisdiction. (b) Agent’s sole duty with respect to the custody, safekeeping, and physical preservation of the Collateral in its possession is to deal with it in the same manner as Agent deals with similar property for its own account. The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral and do not impose any duty upon Agent to exercise any such powers. Agent is accountable only for amounts that it receives as a result of the exercise of such powers, and Agent is not responsible to the Loan Parties for any act or failure to act hereunder, except for its own gross negligence or willful misconduct as finally determined by a non-appealable judgment of a court of competent jurisdiction. In addition, Agent is not liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by Agent in good faith. Agent may (but shall not be obligated to) pay taxes on behalf of a Loan Party, satisfy any Liens against the Collateral (other than Permitted Liens), purchase insurance to protect Agent’s and the Lenders’ interest if a Loan Party fails to maintain the insurance required hereunder and pay for the maintenance, insurance, protection, and preservation of the Collateral and effect compliance with the terms of any Loan Document. Borrower agrees to reimburse Agent, on demand, for all reasonable and documented costs and expenses incurred by Agent in connection with such payment or performance and agrees that such amounts will constitute Obligations. The Loan Parties hereby (i) waive any right under the Code or any other applicable law to receive notice and/or copies of any filed or recorded financing statements, amendments thereto, continuations thereof or termination statements and (ii) release and excuse Agent and each Lender from any obligation under the Code or any other applicable law to provide notice or a copy of any such filed or recorded documents. (c) Neither Agent nor any Lender has any obligation to marshal any property in favor of Borrower or any other Person or against or in payment of any Obligation. 9.7 No Obligation to Pursue Others. Agent and the Lenders have no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them, and Agent may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Agent’s and the Lenders’ rights against any

40 Loan Party. Each Loan Party waives any right it may have to require Agent or any Lender to pursue any other Person for any of the Obligations. 9.8 Remedies Cumulative. Agent’s and the Lenders’ rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Agent and the Lenders shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Agent or any Lender of one right or remedy shall be deemed an election, and no waiver by Agent or any Lender of any Event of Default on any Loan Party’s part shall be deemed a continuing waiver. No delay by Agent or any Lender shall constitute a waiver, election, or acquiescence by it. No waiver by Agent or any Lender shall be effective unless made in a written document signed on behalf of the Required Lenders and then shall be effective only in the specific instance and for the specific purpose for which it was given. The Loan Parties expressly agree that this Section 9.8 may not be waived or modified by Agent or any Lender by course of performance, conduct, estoppel or otherwise. 9.9 Demand; Protest. Except as otherwise provided in this Agreement, each Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations. 10. NOTICES. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents, which may be provided in accordance with Section 6.2 of this Agreement) shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail, provided that no “undeliverable” message is promptly received by the sender; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below: If to Loan Parties: DraftKings Inc., on behalf of each Loan Party 222 Berkeley Street, 5th Floor Boston, MA 02116 Attn: Jason Park, Chief Financial Officer Email: jasonpark@draftkings.com If to Agent: PACIFIC WESTERN BANK 555 S. Mangum Street, Suite 1000 Durham, NC 27701 Attn: Loan Operations Manager Email: loannotices@pacwest.com

41 with a copy to: PACIFIC WESTERN BANK 131 Oliver Street, 2nd Floor Boston, MA 02110 Attn: Joel Marquis Email: jmarquis@pacwest.com If to a Lender: To such Lender’s address on Schedule A The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other parties. 11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of North Carolina, without regard to principles of conflicts of law. Jurisdiction shall lie in the State of North Carolina. All disputes, controversies, claims, actions and similar proceedings arising with respect to Borrower’s account or any related agreement or transaction shall be brought in the General Court of Justice of North Carolina sitting in Durham County, North Carolina or the United States District Court for the Middle District of North Carolina, except as provided below with respect to arbitration of such matters. AGENT, EACH LENDER, AND EACH LOAN PARTY EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY AGENT, ANY LENDER OR ANY LOAN PARTY, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. If the jury waiver set forth in this Section 11 is not enforceable, then any dispute, controversy, claim, action or similar proceeding arising out of or relating to this Agreement, the Loan Documents or any of the transactions contemplated therein shall be settled by final and binding arbitration held in Durham County, North Carolina in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with those rules. The arbitrator shall apply North Carolina law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment upon any award resulting from arbitration may be entered into and enforced by any state or federal court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief or to compel arbitration in accordance with this Article. The costs and expenses of the arbitration, including without limitation the arbitrator’s fees, expert witness fees, and reasonable attorneys’ fees incurred by the parties to the arbitration may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator.

42 Unless and until the arbitrator decides that one party is to pay for all (or a share) of such costs and expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator. 12. GENERAL PROVISIONS. 12.1 Successors and Assigns. (a) Successors and Assigns Generally. This Agreement binds and is for the benefit of the successors and permitted assigns of each of the parties and shall bind all Persons who become bound as a debtor to this Agreement. No Loan Party may assign this Agreement or any rights or obligations under it without Agent’s and each Lender’s prior written consent (which may be granted or withheld in Agent’s and/or each Lender’s sole discretion). No Lender may assign or otherwise transfer any of its rights or obligations hereunder or under any Loan Document except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section 12.1, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 12.1 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section 12.1. Any other attempted assignment or transfer by any party hereto shall be null and void ab initio. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section 12.1 and, to the extent expressly contemplated hereby, the Related Persons of each of Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Non-Formula Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and/or the Credit Extensions at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section 12.1 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in paragraph (b)(i)(A) of this Section 12.1, the aggregate amount of the Commitments or Credit Extensions of any facility identified in Section 2.1 (which for this purpose includes Credit Extensions outstanding thereunder) or, if the Commitments have then terminated, the outstanding principal balance of the Credit Extensions of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Agent) shall not be less than $2,000,000 unless, so long as no Event of Default has occurred and is

43 continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed). (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement with respect to the Commitments or Credit Extensions assigned, except that this clause (ii) does not prohibit any Lender from assigning all or a portion of its rights and obligations among separate facilities on a non-pro rata basis. (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 12.1 and, in addition: (A) Borrower’s consent (such consent not to be unreasonably withheld or delayed) is required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender, or an Approved Fund; provided that Borrower will be deemed to have consented to any such assignment unless they object thereto by written notice to Agent within ten (10) Business Days after having received notice thereof; and (B) Agent’s consent (such consent not to be unreasonably withheld or delayed) is required for an assignment of a Commitment or Credit Extension if such assignment is to a Person that is not a Lender that then maintains a Commitment or Credit Extension under the same facility as the Commitment or Credit Extension being assigned, an Affiliate of any such Lender or an Approved Fund with respect to any such Lender. (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to Agent an Assignment and Assumption on terms and conditions reasonably satisfactory to Agent, together with a processing and recordation fee of $3,500. The Eligible Assignee, if it is not a Lender, shall deliver to Agent an Administrative Questionnaire. (v) No Assignment to Certain Persons. No assignment may be made to (A) a Loan Party or any of a Loan Party’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural Person or a trust for the benefit of a natural Person. (vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Agent, the applicable pro rata share of Credit Extensions previously requested but not funded by the Defaulting Lender, to each of which the

44 applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Agent and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Credit Extensions in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under Applicable Laws without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by Agent pursuant to paragraph (c) of this Section 12.1, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 12.2 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 12.1. (c) Register. Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in Durham, North Carolina a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Credit Extensions owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). In addition, Agent shall maintain on the Register the designation, and the revocation of designation, of any Lender as a Defaulting Lender of which it has received notice. The entries in the Register shall be conclusive absent manifest error, and Borrower, Agent, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Agent, sell participations to any Person (other than a natural person or Borrower or Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Credit Extensions owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower, Agent, and Lenders may continue to deal solely and directly with such Lender in connection with

45 such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender is responsible for the indemnity under Section 15.6 with respect to any payments made by such Lender to its Participant(s). A Participant shall not be entitled to receive any greater payment under Sections 2.8 or 2.9, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in Applicable Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 2.11(b) with respect to any Participant. Any agreement or instrument pursuant to which a Lender sells such a participation must provide that such Lender retains the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 12.5(b)(i)-(ix) (inclusive) that affects such Participant. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Credit Extensions or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender need disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit, or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Borrower, Agent, and the Lenders shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. (e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment will release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. 12.2 Indemnification. Each Loan Party shall, jointly and severally, defend, indemnify, and hold harmless Agent, each Lender, and their respective officers, directors, employees, Affiliates, advisors, and agents (each, an “Indemnified Person”) against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, the use or proposed use of the Credit Extensions or any actual or threatened claim, counterclaim, action, judgment, suit, hearing, governmental investigation, arbitration or proceeding relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto (and regardless of whether such matter is initiated by a Loan Party or any of its Subsidiaries or Affiliates or by a Loan Party’s equity holders, creditors, or any other third party) (and including reasonable and documented attorneys’ fees and expenses in connection with the foregoing); and (b) all losses or Lender Expenses in any way suffered, incurred, or paid by any Indemnified Person as a result of or in any way arising out

46 of, following, or consequential to transactions between a Loan Party and Agent and/or any Lender whether under this Agreement or otherwise (including without limitation reasonable and documented attorneys’ fees and expenses), except, in each case, for losses, obligations, demands, claims, liabilities and Lender Expenses (i) caused by an Indemnified Person’s gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable order, (ii) that arose from a material breach of such Indemnified Person’s obligations under any Loan Document (as determined by a court of competent jurisdiction in a final, non-appealable judgment), or (iii) that arose from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of Borrower or any of its Affiliates and is brought by an Indemnified Person against another Indemnified Person (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against Agent in its capacity as such). This Section 12.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. 12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement. 12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision. 12.5 Amendments in Writing; Waiver; Integration. (a) No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, made in accordance with this Section 12.5. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to or evidence, any obligation or commitment to grant any further waiver. (b) No amendment, modification, termination or waiver of any provision of any Loan Document, and no consent with respect to any departure by a Loan Party therefrom, shall be effective unless the same is in writing and signed by Agent, the Required Lenders (or by Agent with the consent of the Required Lenders), and Loan Parties; provided that no such amendment, modification, termination, waiver or consent may, unless in writing and signed by all of the Lenders directly affected thereby (or by Agent with the written consent of all of the Lenders directly affected thereby): (i) increase or decrease the amount of any Commitment of any Lender (which shall be deemed to affect all of the Lenders) or subject any Lender to any additional obligation (it being understood and agreed that a waiver of any condition precedent set forth in Section 3.2 or of any Event of Default is not considered an increase in the Commitment of any Lender or any Lender’s obligation to fund); (ii) reduce the principal of or rate of interest on any Credit Extension or reduce the amount of any fees payable under any Loan Document, provided, however, that only the consent of the Required Lenders is necessary to amend the definition of “Default Rate” or to reduce the Default Rate; (iii) postpone the date fixed for or

47 reduce or waive any scheduled installment of principal, any reduction or termination of any Commitment, or any payment of interest or fees due to any Lender under the Loan Documents, provided, however, that only the consent of the Required Lenders is necessary to amend the definition of “Default Rate” or to postpone or waive any obligation of Borrower to pay interest at the Default Rate; (iv) release or subordinate the Lien on all or substantially all of the Collateral, except as otherwise may be provided in any Loan Document (which shall be deemed to affect all of the Lenders); (v) release a Loan Party from, or consent to a Loan Party’s assignment or delegation of, its obligations under the Loan Documents, or release any guaranty given to support payment of the Obligations (each of which shall be deemed to affect all of the Lenders), except as otherwise may be provided in any Loan Document; (vi) amend or waive any provision of the Loan Documents in any manner that permits a Defaulting Lender to cure its status as a Defaulting Lender without requiring such Defaulting Lender to pay in full its unfunded obligations; (vii) amend or modify the definition of “Required Lenders” or any provision providing for the consent or other action by all of the Lenders or all affected Lenders; (viii) amend or modify the definition of “Pro Rata Share” or any provision in a manner that would alter any ratable sharing requirements, or (ix) amend, modify, terminate, or waive Section 9.2 or this Section 12.5(b). Notwithstanding anything to the contrary herein, no Defaulting Lender has any right to approve or disapprove any amendment, waiver, or consent hereunder (and any amendment, waiver, or consent which by its terms requires the consent of all Lenders may be effected with the consent of all Lenders other than Defaulting Lenders), provided that, without in any way limiting Section 2.10, any such amendment, waiver, or consent that would increase or extend the term of the Commitments or Credit Extensions of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso requires the consent of such Defaulting Lender. (c) Notwithstanding any provision in Section 12.5(b) to the contrary, (i) Agent may amend Schedule A to reflect assignments permitted hereunder, (ii) Agent and Loan Parties may amend or modify any Loan Document to grant a new Lien, extend an existing Lien over additional property, or join additional Persons as credit parties hereunder, in each case for the benefit of Agent and the Lenders, (iii) Agent and Loan Parties may amend or modify any Loan Document to correct an error or omission of a technical nature, (iv) any Ancillary Services Agreement may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, so long as the Ancillary Services Usage Amount related thereto does not increase and such amendment or waiver is not materially adverse to the interests of the Lenders, and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. (d) The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties and negotiations among the parties about the subject matter of the Loan Documents merge into the Loan Documents. 12.6 Counterparts; Electronic Transmission; Electronic Signatures. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and

48 all of which, when taken together, shall constitute but one and the same Agreement. Executed copies of this Agreement or the signature pages of this Agreement sent by facsimile or transmitted electronically in Portable Document Format or any similar format, or transmitted electronically by digital image, DocuSign, or other means of electronic transmission, shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. 12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations (other than inchoate indemnity obligations or obligations extending beyond the Non-Formula Revolving Maturity Date that have been Cash Collateralized in accordance with this Agreement) remain outstanding or any Lender has any obligation to make any Credit Extension to Borrower. The obligations of the Loan Parties to indemnify Agent and the Lenders with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Agent or any Lender have run. 12.8 Confidentiality. In handling any confidential information, Agent and each Lender shall exercise commercially reasonable efforts to maintain in confidence, in accordance with their customary procedures for handling confidential information, all non-public information furnished to them (“Confidential Information”) other than any such Confidential Information that becomes generally available to the public (other than in breach of this Agreement) or becomes available to Agent or such Lender from a third party other than a Loan Party and that is not known to Agent or such Lender, after reasonably inquiry, to be subject to confidentiality obligations; provided that Agent and each Lender shall have the right to disclose Confidential Information to: (i) such Person’s Affiliates in connection with their present or prospective business relations with a Loan Party; (ii) such Person or such Person’s Affiliates’ lenders, funding sources, or financing sources to the extent such Persons reasonably need to know such information in connection with the transactions contemplated hereby (so long as such persons have been instructed to keep the same confidential in accordance with this Section 12.8 or are bound by substantially similar confidentiality obligations to those of this Section 12.8); (iii) such Person’s or such Person’s Affiliates’ directors, officers, trustees, partners, members, managers, employees, agents, advisors, representatives, attorneys, equity owners, professional consultants, portfolio management services, and rating agencies to the extent such Persons reasonably need to know such information in connection with the transactions contemplated hereby (so long as such persons have been instructed to keep the same confidential in accordance with this Section 12.8 or are bound by substantially similar confidentiality obligations to those of this Section 12.8); (iv) any successor or permitted assign of Agent or such Lender; (v) any Person to whom such Lender offers to sell, assign, or transfer any Credit Extension or any part thereof or any interest or participation therein; provided that such Person agrees to keep the same confidential in accordance with this

49 Section 12.8; (vi) any Person that provides statistical analysis and/or information services to Agent, such Lender, or their Affiliates to the extent such Persons reasonably need to know such information in connection with the transactions contemplated hereby and agree to treat such information as confidential in accordance with this Section 12.8; and (vii) any Person (A) to the extent required by it by Applicable Law, (B) as may be required in connection with the examination, audit, or similar investigation, (C) in response to any subpoena or other legal process or informal investigative demand, or (D) in connection with the actual or potential exercise or enforcement of any right or remedy under any Loan Document; provided that Agent or the applicable Lender shall be responsible to the Loan Parties for any failure by any such Persons who are controlled Affiliates of Agent or the applicable Lender, as the case may be, to maintain the confidentiality of such Confidential Information disclosed by them to such Persons. The obligations of Agent, the Lenders, and their Affiliates under this Section 12.8 shall supersede and replace any other confidentiality obligations agreed to by Agent, any Lender, or its Affiliates. 12.9 E-Systems. Agent is hereby authorized by the Loan Parties to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Credit Extensions and other matters incidental thereto. Without limiting the generality of the foregoing, Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items, by posting to or submitting and/or completion, on E-Systems. The Loan Parties acknowledge and agree that the use of transmissions via an E-System or electronic mail is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse, and Loan Parties assume and accept such risks by hereby authorizing the transmission via E-Systems or electronic mail. All uses of an E-System shall be governed by and subject to, in addition to this Section, the separate terms and conditions posted or referenced in such E-System (or such terms and conditions as may be updated from time to time, including on such E-System) and related contractual obligations executed by Loan Parties in connection with the use of such E-System. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS-IS” AND “AS AVAILABLE”. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE BY AGENT OR ANY OF ITS AFFILIATES IN CONNECTION WITH ANY E-SYSTEMS. 12.10 Patriot Act Notice. Each Lender and Agent (for itself and not on behalf of any Lender) notifies each Loan Party that (a) pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “Patriot Act”), it is required to obtain, verify, and record information that identifies such Loan Party, which information includes names and addresses and other information that will allow such Lender or Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act, and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certification. 12.11 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

50 12.12 Highest Lawful Rate. Notwithstanding any provision to the contrary contained in this Agreement or in any of the other Loan Documents, it is expressly provided that in no case or event shall the aggregate of (a) all interest on the unpaid balance of the Promissory Notes, accrued or paid from the date hereof, and (b) the aggregate of any other amounts accrued or paid pursuant to the Promissory Notes, or any of the other Loan Documents, which under Applicable Laws are or may be deemed to constitute interest upon the Credit Extensions from the date hereof, ever exceed the maximum rate of interest which could lawfully be contracted for, charged or received on the unpaid principal balance of such Credit Extensions. In this connection, it is expressly stipulated and agreed that it is the intent of Borrower, Agent, and the Lenders to contract in strict compliance with North Carolina usury laws and with any other applicable state usury laws and with federal usury laws (whichever permit the higher rate of interest) from time to time in effect. In furtherance thereof, none of the terms of this Agreement, the Promissory Notes or any of the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Highest Lawful Rate. Neither Borrower nor any other Person now or hereafter becoming liable for payment of the Obligations shall ever be liable for interest in excess of the Highest Lawful Rate. If under any circumstances the aggregate amounts paid on the Obligations include amounts which by law are deemed interest which would exceed the Highest Lawful Rate, Borrower stipulates that such amounts will be deemed to have been paid as a result of an error on the part of Borrower, Agent, and the Lenders, and the Person receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Person making such payment, refund the amount of such excess. The parties further stipulate that such refund shall be a sufficient and sole remedy for such error and that no party shall be entitled to any damages or penalties, whether statutory or otherwise, as a result of such error. In addition, all sums paid or agreed to be paid to the holder or holders of the Obligations for the use, forbearance or detention of the Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Obligations. The provisions of this Section 12.12 shall control all Loan Documents, whether now or hereafter existing and whether written or oral, between Borrower, Agent, and the Lenders. 12.13 Acknowledgement Regarding Any Supporting QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event that a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered

51 Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event that a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Section 12.13, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). 12.14 Reinstatement. This Agreement shall remain in full force and effect and shall continue to be effective should any petition or other proceeding be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manager, or trustee be appointed for all or any significant part of any Loan Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference, reviewable transaction, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored, or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored, or returned.

52 13. [RESERVED]. 14. GUARANTY. 14.1 For and in consideration of the Credit Extensions by the Lenders to Borrower hereunder, and acknowledging that Agent and the Lenders would not enter into this Agreement without the benefit of this guaranty, Guarantors hereby unconditionally and irrevocably guarantee the prompt and complete payment of all amounts that Borrower owes to Agent and any Lender and performance by Borrower of this Agreement and the other Loan Documents in strict accordance with their respective terms. This guaranty is a continuing guaranty that covers, without limitation, new debts incurred by Borrower under the Loan Documents. 14.2 If Borrower does not pay any amount or perform its obligations in strict accordance with the Loan Documents, Guarantors shall immediately pay all amounts due thereunder (including, without limitation, all principal, interest and fees) and otherwise proceed to complete the same and satisfy all of Borrower’s obligations under the Loan Documents. 14.3 The obligations hereunder are joint and several, and the obligations hereunder are independent of the obligations of Borrower and any other Person or entity, and a separate action or actions may be brought and prosecuted against Guarantors whether action is brought against Borrower or whether Borrower be joined in any such action or actions. Guarantors waive the benefit of any statute of limitations affecting their liability hereunder, or the enforcement thereof, to the extent permitted by Applicable Law. Guarantors’ liability under this guaranty is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Loan Documents. 14.4 Guarantors authorize Agent and each Lender, without notice or demand and without affecting their liability hereunder, from time to time to (a) renew, extend or otherwise change the terms of the Loan Documents or any part thereof; (b) take and hold security for the payment of this guaranty or the Loan Documents in accordance with this Agreement, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Agent and each Lender in their sole discretion may determine in accordance with this Agreement. 14.5 Guarantors waive any right to require Agent or any Lender to (a) proceed against Borrower, any other Guarantor or any other Person; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in Agent’s or a Lender’s power whatsoever. Agent and each Lender may, at their election, exercise or decline or fail to exercise any right or remedy each may have against Borrower or any security held by Agent or a Lender, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantors hereunder. Guarantors waive any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Guarantors waive any setoff, defense or counterclaim that Borrower may have against Agent or a Lender. Guarantors waive any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until all of the amounts that Borrower owes to

53 Agent and the Lenders have been paid in full, Guarantors shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, and Guarantors waive any right to enforce any remedy that Agent or a Lender now has or may hereafter have against Borrower. Guarantors waive all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this guaranty and of the existence, creation or incurring of new or additional indebtedness. Guarantors assume the responsibility for being and keeping themselves informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrant to Agent and the Lenders that they will keep so informed and agree that, absent a request for particular information by Guarantors, neither Agent nor any Lender shall have any duty to advise Guarantors of information known to Agent or a Lender regarding such condition or any such circumstances. Guarantors waive any benefits that they have that permit a subordinating creditor to assert suretyship defenses or that give a subordinating creditor rights to require a senior creditor to marshal assets. Guarantors will not assert such a defense or right. Without limiting the generality of the foregoing, Guarantors hereby specifically waive the benefits of N.C. Gen. Stat. Sections 26-7 through 26-9, inclusive. 14.6 If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Loan Documents are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower’s obligations are otherwise avoided for any reason, Guarantors agree that Guarantors’ liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Agent or a Lender upon the insolvency, bankruptcy or reorganization of Borrower, a Guarantor or otherwise, as though such payment had not been made. 14.7 Any indebtedness of Borrower now or hereafter held by Guarantors is hereby subordinated to any indebtedness of Borrower to Agent and/or any Lender; and such indebtedness of Borrower to Guarantors shall be collected, enforced and received by Guarantors as trustees for Agent and the Lenders and be paid over to Agent on account of the indebtedness of Borrower to Agent and/or any Lender but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this guaranty. 14.8 Guarantors agree to pay all Lender Expenses which may be incurred by Agent or any Lender in the enforcement of this guaranty. No terms or provisions of this guaranty may be changed, waived, revoked or amended except in compliance with Section 12.5. Should any provision of this guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This guaranty, together with any agreements (including without limitation any security agreements or any pledge agreements) executed in connection with this guaranty, embodies the entire agreement among the parties hereto with respect to the matters set forth herein and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this guaranty.

54 Agent and the Lenders may assign this guaranty without in any way affecting Guarantors’ liability under it. This guaranty shall inure to the benefit of Agent, the Lenders, and their respective successors and assigns. This guaranty is in addition to the guarantees of any other guarantors and any and all other guarantees of Borrower’s indebtedness or liabilities to Agent or any Lender. 14.9 [Reserved.] 14.10 Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Article 14 in respect of Regulated Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 14.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 14.10, or otherwise under this guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Each Qualified ECP Guarantor intends that this Section 14.10 constitute, and this Section 14.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. 15. AGENT. 15.1 Appointment and Authority. (a) Each Lender hereby irrevocably appoints Agent to act on its behalf as Agent under the Loan Documents and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from Borrower, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under the Loan Documents, and (iii) exercise such powers as are reasonably incidental thereto. The provisions of this Article 15 are solely for the benefit of Agent and the Lenders; no Borrower has any rights as a third-party beneficiary of any of such provisions. (b) Without limiting the generality of clause (a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders) and is hereby authorized to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Lender is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of Agent and the Lenders with respect to any Obligations in any bankruptcy, insolvency or similar proceeding, (iii) act as collateral agent for Agent and each Lender for purposes of the perfection, holding and enforcing of all Liens created by the Loan Documents and all other purposes stated therein, together with such powers and discretion as are reasonably incidental thereto, and (iv) execute any amendment, consent, or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent, or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by Borrower with, and cash held by, such Lender, and may further

55 authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed. Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in- fact and any other Person (including any Lender). Any such Person shall benefit from this Article 15 to the extent provided by Agent but shall only have obligations to Agent and not to Borrower, any Lender or any other Person, and neither Borrower, any Lender nor any other Person shall have any rights, directly or indirectly, as a third-party beneficiary or otherwise against any such Person. (c) The Lenders irrevocably authorize Agent to (i) release any Lien on any property granted to or held by Agent under any Loan Document (A) upon all of the Obligations (other than contingent obligations not yet accrued and payable) having been paid in full and Borrower having affirmatively terminated in writing all Commitments, (B) that is disposed of as part of or in connection with any Permitted Transfer to a Person that is not (and is not required to become) a Loan Party, (C) subject to Section 12.5, if approved, authorized, or ratified in writing by the Required Lenders, or (D) as expressly provided in any Loan Document, (ii) subordinate any Lien on any Collateral granted to or held by Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (c) of the defined term “Permitted Liens”, and (iii) release any Guarantor from its obligations under this Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents. Upon request by Agent at any time, the Required Lenders will confirm in writing Agent’s authority to release its interest in particular types or items of property. In each case as specified in this Section 15.1(c), Agent will, at Borrower’s expense, execute and deliver to Borrower such documents as Borrower may reasonably request to evidence the release of items of Collateral from the assignment and security interest granted under the Loan Documents, in each case in accordance with the terms of the Loan Documents and this Section 15.1(c); provided that Borrower shall have delivered to Agent a certificate of a Responsible Officer of Borrower certifying that any such transaction has been consummated in compliance with this Agreement and the other Loan Documents as Agent reasonably requests. (d) Under the Loan Documents, Agent (i) is acting solely on behalf of the Lenders, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “Agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth herein or therein or any role as agent, fiduciary, or trustee of or for any Lender or any other Person, and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document. Each Lender, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Agent based on the roles, duties, and legal relationships expressly disclaimed in clauses (i) through (iii) above. (e) Except as otherwise expressly set forth herein or in any Loan Document, no Providing Lender that obtains the guarantees hereunder or any Collateral by virtue of the provisions hereof or of any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or

56 otherwise in respect of the Collateral (including the release or impairment of any Collateral) or any guaranty (including the release or impairment of any guaranty) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 15 to the contrary, Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, obligations arising under or related to Ancillary Services unless Agent has received written notice of such obligations, together with such supporting documentation as Agent may request, from the applicable Providing Lender. 15.2 Binding Effect; Use of Discretion. (a) Each Lender, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Agent or the Required Lenders (or, if expressly required in any Loan Document, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of the Required Lenders (or, where so required, such greater proportion), and (iii) the exercise by Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. (b) If Agent requests instructions from the Required Lenders or all of the affected Lenders with respect to any act or action (including failure to act) in connection with any Loan Document, then Agent is entitled to refrain from such act or taking such action unless and until Agent receives instructions from the Required Lenders or all of the affected Lenders, as the case may be, and Agent will not incur liability to any Person by reason of so refraining. Agent is fully justified in failing or refusing to take any action under any Loan Document (i) if such action would, in the opinion of Agent, be contrary to any requirement of Applicable Law or any Loan Document, (ii) if such action would, in the opinion of Agent, expose Agent to any potential liability under any requirement of Applicable Law, or (iii) if Agent is not first indemnified to its satisfaction against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender has any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under any Loan Document in accordance with the instructions of the Required Lenders or all of the affected Lenders, as applicable. 15.3 Agent’s Reliance, Etc. Agent may, without incurring any liability hereunder, (x) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants, and other experts (including advisors to, and accountants and experts engaged by, Borrower) and (y) rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed, or otherwise authenticated by the appropriate parties. In determining compliance with any condition hereunder to the making of a Credit Extension, which by its terms must be fulfilled to the satisfaction of a Lender, Agent may presume that such condition is satisfactory to such Lender unless Agent has received notice to the contrary from such Lender prior to the making of such Credit Extension. None of Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and Loan Party hereby waives and shall

57 not assert (and each Loan Party shall cause its Subsidiaries to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment of a court of competent jurisdiction) in connection with the duties of Agent expressly set forth herein. Without limiting the foregoing, Agent: (a) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons, except to the extent that a court of competent jurisdiction determines in a final non-appealable judgment that Agent acted with gross negligence or willful misconduct in the selection of such Related Person; (b) shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document; (c) makes no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation, or warranty made or furnished by or on behalf of a Loan Party or any Related Person of a Loan Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to a Loan Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope, or adequacy thereof, or for the scope, nature, or results of any due diligence performed by Agent in connection with the Loan Documents; (d) shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value, or collectability of the Collateral, the existence, priority, or perfection of Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral; (e) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of Borrower or as to the existence or continuation or possible occurrence or continuation of any Event of Default, and (f) shall not be deemed to have notice or knowledge of the occurrence or continuation of any Event of Default unless it has received a notice from Borrower or any Lender describing such Event of Default that is clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all of the Lenders, provided that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction); and, for each of the items set forth in clauses (a) through (f) above, each Lender and Loan Party hereby waives and agrees not to assert (and each Loan Party shall cause its Subsidiaries to waive and agree not to assert) any right, claim, or cause of action it might have against Agent based thereon. No Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting hereunder or under any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents). 15.4 Agent Individually. Agent and its Affiliates may make loans and other extensions of credit to, acquire stock of, accept deposits from, and engage in any kind of business with, any Borrower or any Affiliate thereof as though it were not acting as Agent and may receive

58 separate fees and other payments therefor. To the extent that Agent or any of its Affiliates is or becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender, and the terms “Lender”, “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Agent or such Affiliate, as the case may be, in its individual capacity as a Lender, or as one of the Required Lenders. 15.5 Lender Credit Decision. Each Lender acknowledges that it shall, independently and without reliance upon Agent, any other Lender or any of their Related Persons or upon any document solely or in part because such document was transmitted by Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of Loan Parties and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by Agent to the Lenders, Agent shall not have any duty or responsibility to provide any Lender with credit or any other information concerning Loan Parties, including with respect to their business, prospects, operations, property, financial and other conditions or creditworthiness, or any Affiliate of a Loan Party, that may come into the possession of Agent (whether in its capacity as Agent or otherwise) or any of its Related Persons. 15.6 Indemnification. (a) Each Lender agrees to reimburse Agent and each of its Related Persons (to the extent not reimbursed by Borrower) promptly upon demand for its Pro Rata Share of any out-of-pocket costs and expenses (including, without limitation, fees, charges and disbursements of financial, legal and other advisors and any taxes or insurance paid in the name of, or on behalf of, Borrower) incurred by Agent or any of its Related Persons in connection with the preparation, execution, delivery, administration, modification, amendment, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work- out, bankruptcy, restructuring or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to, its rights or responsibilities under any Loan Document. Each Lender further agrees to indemnify Agent and each of its Related Persons (to the extent not reimbursed by Borrower), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, to the extent not indemnified by the applicable Lender, taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by, or asserted against Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or any of its Related Persons under or with respect to the foregoing; provided that no Lender shall be liable to Agent or any of its Related Persons under this Section 15.6 to the extent that such liability has resulted from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a final non-appealable judgment of a court of competent jurisdiction.

59 (b) To the extent required by any applicable requirement of law, Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding tax. If the Internal Revenue Service or any other governmental authority asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or if Agent reasonably determines that it was required to withhold taxes from a prior payment to or for the account of any Lender but failed to do so, such Lender shall promptly indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, together with all expenses incurred by Agent. Agent may offset against any payment to any Lender under a Loan Document any applicable withholding tax that was required to be withheld from any prior payment to such Lender but that was not so withheld, as well as any other amounts for which Agent is entitled to indemnification from such Lender under the immediately preceding sentence of this Section 15.6. 15.7 Successor Agent. Agent may resign at any time upon 30 days’ notice to Borrower and Lenders by delivering notice of such resignation to the Lenders and Borrower. If Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent. If, after thirty (30) days after the date of the retiring Agent’s notice of resignation, no successor Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders, provided that, if Agent notifies Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice. Effective immediately upon its resignation, (a) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents (other than any duties and obligations which by the terms hereof survive, and with respect to any Collateral held by the Agent, the retiring Agent shall continue to hold such Collateral as nominee until such time as a successor Agent is appointed), (b) the Lenders shall assume and perform all of the duties of Agent until a successor Agent has accepted a valid appointment hereunder and all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph, (c) the retiring Agent and its Related Persons shall continue to have the benefit of any provision of any Loan Document in respect of any actions taken or omitted to be taken by any of them while such retiring Agent was, or because such Agent had been, acting as Agent under the Loan Documents, and (d) subject to its rights under Section 15.2(b), the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all of the rights, powers, privileges and duties of the retiring Agent under the Loan Documents (except with respect to any indemnity payments owed to the retiring Agent). 15.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under any applicable requirement of law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time or from time to time upon the direction of Agent, without notice to Borrower or any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and to apply any and all balances held by it at any of its offices for the account of a Loan Party (regardless of whether such balances are then due to a Loan Party) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or

60 for the account of a Loan Party against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares of the Obligations; provided that this sentence shall not apply to the application of Cash Collateral to Obligations arising from Ancillary Services provided by that Lender. Borrower agrees, to the fullest extent permitted by Applicable Law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may purchase participations in accordance with the preceding sentence and (b) any Lender so purchasing a participation in the Credit Extensions made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Credit Extensions and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest. 15.9 Payments; Non-Funding Lenders. (a) Payments. If Agent receives any payment for the account of any Lender on or prior to 12:00 p.m. Eastern time on any Business Day, Agent shall pay to the applicable Lender such payment on such Business Day. If Agent receives any payment for the account of any Lender after 12:00 p.m. Eastern time on any Business Day, Agent shall pay to the applicable Lender such payment on the Business Day thereafter. (b) Return of Payments. (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent may recover such amount (including interest accruing on such amount at the rate otherwise applicable to such Obligation) from such Lender on demand without setoff, counterclaim, or deduction of any kind. (ii) If Agent determines at any time that any amount received by Agent under any Loan Document must be returned to a Loan Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of any Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to such Loan Party or such other Person, without setoff, counterclaim or deduction of any kind. (c) Non-Funding Lenders.

61 (i) Unless Agent receives notice from a Lender prior to the date of any particular Credit Extension that such Lender will not make available to Agent such Lender’s Pro Rata Share of such Credit Extension, Agent may assume that such Lender will make such amount available to it on the date of such Credit Extension in accordance with Section 2.1(e), and Agent may (but shall not be obligated to), in reliance upon such assumption, make available a corresponding amount for the account of Borrower on such date. If and to the extent that such Lender does not make such amount available to Agent, such Lender and Borrower severally agree to repay to Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the day such amount is made available to Borrower until the day such amount is repaid to Agent, at a rate per annum equal to the interest rate applicable to the Obligation that would have been created when Agent made available such amount to Borrower had such Lender made a corresponding payment available. If such Lender repays such corresponding amount to Agent, the amount so repaid shall constitute such Lender’s portion of the applicable Credit Extension for purposes of this Agreement. (ii) To the extent that any Lender has failed to fund any Credit Extension or any other payments required to be made by it under the Loan Documents after any such Credit Extension is required to be made or such payment is due (a “Non-Funding Lender”), Agent may (A) apply any amounts thereafter received by Agent for the account of such Non- Funding Lender for the benefit of Agent to satisfy such Lender’s obligations to Agent until all such unsatisfied obligations are fully paid or (B) hold any such amounts in a segregated account as cash collateral for, and for application to, any future funding obligations of such Lender hereunder, in the case of each of clauses (A) and (B) above, in any order as determined by Agent in its discretion. The failure of any Non-Funding Lender to make any Credit Extension or any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such Credit Extension, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make such Credit Extension or to make any other payment required hereunder. At Borrower’s request, Agent or a Person reasonably acceptable to Agent shall have the right, with Agent’s consent and in Agent’s sole discretion (but Agent or any such Person shall have no obligation), to purchase from any Non-Funding Lender, and each Lender agrees that if it becomes a Non-Funding Lender it shall, at Agent’s request, sell and assign to Agent or such Person all of the Commitments (if any) and all of the outstanding Credit Extensions of that Non-Funding Lender for an amount equal to the principal balance of all Credit Extensions held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Assumption. 15.10 Agency for Perfection. Agent and each Lender hereby appoints Agent and each other Lender as agent for the purpose of perfecting Agent’s security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Agent) obtain possession or control of any such assets, such Person shall notify Agent thereof and, promptly upon Agent’s request therefor, shall deliver such assets to Agent or in accordance with Agent’s instructions or transfer control to Agent in accordance with Agent’s instructions. Without limiting the provisions of Section 15.1, each Lender agrees that it will not have any right individually to enforce or seek to enforce any Credit Document or to realize upon any Collateral for the Obligations unless instructed to do so by Agent, it being understood and agreed that such rights and remedies may be

62 exercised only by Agent at the direction of the Required Lenders. Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize Agent to vote in respect of the claim of any Lender or in any such proceeding. [Balance of Page Intentionally Left Blank]

LENDERS: PACIFIC WESTERN BANK By: Name: Title: CITIZENS BANK, N.A. By: hi Name: Christopher Lynch Title: Managing Director Signature Page to Loan and Security Agreement]

Schedule A SCHEDULE A NON-FORMULA REVOLVING LINE COMMITMENT AMOUNT Lender Non-Formula Revolving Line Commitment Amount Closing Date Pro Rata Share Address Pacific Western Bank $75,000,000 60% 555 S. Mangum Street, Suite 1000 Durham, North Carolina 27701 Attn: Loan Operations Manager E-Mail: loannotices@pacwest.com Citizens Bank, N.A. $50,000,000 40% 600 Washington Blvd. Stamford, CT 06901 Attn: Sean McWhinnie E-Mail: sean.c.mcwhinnie@citizensbank.com

EXHIBIT A DEFINITIONS “Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles and all other forms of obligations owing to a Loan Party arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by a Loan Party and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by a Loan Party and Books relating to any of the foregoing. “Acquired EBITDA” means, with respect to an Acquisition, the Adjusted EBITDA of the Person acquired (or for an asset purchase, the Adjusted EBITDA of the seller reasonably attributable to the assets acquired) for the most recent trailing-twelve-month period for which the Loan Parties have been provided financial statements of such Person or seller at the time of the consummation of such Acquisition. “Acquisition” means (a) the purchase or other acquisition by a Loan Party or any Subsidiary of all or substantially all of the assets of (or all or substantially all of the assets representing a business unit or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of merger, consolidation, or otherwise) by a Loan Party or any Subsidiary of all or substantially all of the stock or other equity interests of any other Person. “Adjusted EBITDA” means, with respect to any fiscal period, an amount equal to the sum of (a) Consolidated Net Income (or Deficit) of a Person for such fiscal period, plus (b) in each case to the extent deducted in the calculation of such Person’s Consolidated Net Income (or Deficit) and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) non-cash expense associated with granting stock options, plus (v) non-recurring transaction-related costs, non-recurring litigation and settlement costs, and non-recurring advocacy costs and related legal expenses, in each case to the extent applicable, and minus, to the extent added in computing Consolidated Net Income (or Deficit) and without duplication, all extraordinary and non-recurring revenue and gains (including income tax benefits) for such period, all as determined in accordance with GAAP. “Administrative Questionnaire” means an administrative questionnaire in a form supplied by Agent. “Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, members, shareholders, managers and partners. For purposes of this definition, “control” of a Person shall mean the power, direct or indirect, (a) to vote or direct the voting of more than 25% of the outstanding shares of voting stock of such Person, or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Lender be considered an “Affiliate” of any Loan Party. “Agent” has the meaning assigned in the preamble of this Agreement. “Aggregate Borrowing Limit” means One Hundred Twenty-Five Million Dollars ($125,000,000). “Agreement” has the meaning assigned in the preamble of this Agreement.

“Ancillary Services” means any banking products or services requested by a Loan Party and approved and provided by a Providing Lender, including, without limitation, Automated Clearing House transactions, corporate credit card services, FX Contracts, Letters of Credit, or other treasury management services. “Ancillary Services Agreement” means, with respect to Ancillary Services, such form of application therefor (whether in a single or several documents) as the Providing Lender may employ in the ordinary course of business for its own account, whether or not providing for collateral security, with such modifications thereto as may be agreed upon by the Providing Lender and applicable Loan Party that are not materially adverse to the interests of the Lenders; provided, however, that in the event of any conflict between the terms of any Ancillary Services Agreement and this Agreement, the terms of this Agreement shall control. “Ancillary Services Sublimit” means a sublimit for Ancillary Services under the Non-Formula Revolving Line of Thirty Million Dollars ($30,000,000). “Ancillary Services Usage Amount” means the aggregate of (a) the Letter of Credit Exposure, (b) the aggregate limits of corporate credit card services provided to Loan Parties, (c) the total amount of any Automated Clearing House processing reserves, (d) the product of the applicable Foreign Exchange Reserve Percentage multiplied by the stated amount of all FX Contracts, and (e) any other outstanding amount or reserves taken by a Providing Lender in connection with Ancillary Services, in each case provided by a Providing Lender under the Ancillary Services Sublimit. “Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other applicable similar anti-corruption laws or regulations administered or enforced in any jurisdiction in which a Loan Party or any Subsidiary conducts business. “Anti-Terrorism Law” shall mean any Applicable Law in force or hereinafter enacted related to terrorism, money laundering, or economic sanctions, including without limitation the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339b. “Applicable Laws” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, whether or not having the force of law. “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.1), and accepted by Agent, in substantially the form of Exhibit F or any other form approved by Agent. “Authorized Officer” means someone designated as such in the incumbency exhibit to the officer’s certificate delivered pursuant to Section 3.1(c) and corporate resolutions provided by a Loan Party to Agent in which this Agreement and the transactions contemplated hereunder are authorized by that Loan Party’s Board. If a Loan Party provides a subsequent incumbency exhibit, and the officers listed in that incumbency exhibit are designated as “Authorized Officer(s)” in the corporate resolutions most recently provided to Agent after the Closing Date, then those officers shall be “Authorized Officers” for that Loan Party for purposes of this Agreement. “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Board” means, with respect to any Person, such Person’s board of directors or other equivalent governing body. “Books” means all of the Loan Parties’ books and records, including: ledgers; records concerning the Loan Parties’ assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information. “Borrower” has the meanings assigned in the preamble to this Agreement. “Borrower Information Certificate” has the meaning assigned in Section 5.1 of this Agreement. “Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of North Carolina are authorized or required to close. “Capital Stock” means (a) any capital stock, partnership, membership, limited liability company, joint venture or other ownership or equity interest, participation or securities (whether voting or non-voting, whether preferred, common or otherwise), and (b) any option, warrant, security or other right (including Indebtedness securities or other evidence of Indebtedness) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any capital stock, partnership, membership, limited liability company, joint venture or other ownership or equity interest, participation or security described in clause (a) above. “Cash” means unrestricted cash and Cash Equivalents. “Cash Collateralize” means to deposit in a segregated deposit account at a Providing Lender or to pledge and deposit with or deliver to Agent, for the benefit of one or more of the Providing Lender or Agent, as collateral for Reimbursement Obligations or other obligations of a Providing Lender or Agent arising under or relating to Ancillary Services, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the applicable Providing Lender or Agent. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. “Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any state thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued by commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000 and maturing no more than one (1) year after issue; and (d) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition. “Change in Control” means (a) a transaction (other than a bona fide equity financing or series of financings) in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Parent, who did not have such power before such transaction, or (b) Parent ceasing to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding Capital Stock of any other Loan Party. “CFC” means a “controlled foreign corporation” as defined in Section 957(a) of the IRC. “Citizens Cash Threshold Amount” means Fifty Million Dollars ($50,000,000). “Closing Date” means the date of this Agreement. “Code” means the North Carolina Uniform Commercial Code as amended or supplemented from time to time. “Collateral” means the property described on Exhibit B attached hereto and all Negotiable Collateral and Intellectual Property Collateral to the extent not described on Exhibit B, except to the extent any such property (i) is non-assignable by its terms without the consent of the licensor thereof or another party (other than Parent or any of its Subsidiaries) (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, §25-9-406 and §25-9-408 of the Code), (ii) is property for which the granting of a security interest therein is contrary to applicable law, provided that, upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral, (iii) constitutes more than 65% of the issued and outstanding Capital Stock of an Excluded Subsidiary (whether now owned or hereafter acquired), which Capital Stock entitles the holder thereof to vote (within the meaning of Treas. Reg. § 1.956-2(c)(2)), and which is directly and wholly-owned by a Loan Party, if the grant of a security interest in such Capital Stock pursuant to this Agreement would result in material adverse “deemed dividend” tax consequences to a Loan Party due to the application of IRC §956, as determined by Borrower together with Agent; (iv) is property (including any attachments, accessions or replacements) that is subject to a Lien that is permitted pursuant to clause (c) of the definition of Permitted Liens, if the grant of a security interest with respect to such property pursuant to this Agreement would be prohibited by the agreement creating such Permitted Lien or would otherwise constitute a default thereunder, provided that such property will be deemed “Collateral” hereunder upon the termination and release of such Permitted Lien; or (v) consists of Player Deposits (any such property in the foregoing clauses (i)- (v), collectively, the “Excluded Collateral”). “Commitment” means any Non-Formula Revolving Line Commitment. “Compliance Certificate” means a compliance certificate, in substantially the form of Exhibit D attached hereto, executed by a Responsible Officer of Borrower. “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Net Income (or Deficit)” means the consolidated net income (or deficit) of any Person and its Subsidiaries after deduction of all expenses, taxes and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary nonrecurring items of income. “Consolidated Total Interest Expense” means, with respect to any Person for any period, the aggregate amount of interest required to be paid or accrued by such Person and its Subsidiaries during such period on all Indebtedness of such Person and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any capitalized lease or any synthetic lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money. “Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (a) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (b) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (c) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement. “Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held. “Credit Extension” means each Non-Formula Advance, use of Ancillary Services provided under the Ancillary Services Sublimit, or any other extension of credit by Agent or any Lender to or for the benefit of Borrower hereunder. “Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Credit Extensions within two (2) Business Days of the date such Credit Extensions were required to be funded hereunder unless such Lender has notified Agent and Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing) or (ii) pay to Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified Borrower or Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, unless such writing or public statement relates to such Lender’s obligation to fund a Credit Extension hereunder and states that such position is the result of such Lender’s good faith determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, are specifically identified in such writing or public statement), (c) has failed, within three (3) Business Days after written request by Agent or Borrower, to confirm in writing to Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Borrower), or (d) has, or has a direct or indirect parent company that (i) has become the subject of a proceeding under any debtor relief law or (ii) had appointed for it a receiver, custodian, trustee, conservator, administrator, assignee for the benefit of creditors, or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Borrower and each Lender. “Designation Notice” means a designation notice in substantially the form of Exhibit G. “Disclosure Letter” means that certain letter, dated as of the Closing Date, delivered by Borrower to Agent. “Divide” means, with respect to any Person that is an entity, the dividing of such Person into two or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other statute with respect to any corporation, limited liability company, partnership, or other entity. “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.1 (subject to such consents, if any, as may be required under Section 12.1(b)). “Environmental Laws” means all laws, rules, regulations, orders, and the like issued by any federal, state, local, foreign, or other governmental or quasi-governmental authority or any agency pertaining to the environment or to any hazardous materials or wastes, toxic substances, flammable, explosive, or radioactive materials, asbestos, or other similar materials. “Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which any Loan Party has any interest. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder. “Erroneous Payment” has the meaning assigned to it in Section 2.12. “Erroneous Payment Notice” has the meaning assigned to it in Section 2.12. “E-System” means any electronic system approved by Agent, including any Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Affiliates or any other Person, providing for access to data protected by passcodes or other security system, or otherwise used to facilitate communication between Borrower and Agent with respect to the Loan Documents. “Event of Default” has the meaning assigned in Article 8. “Excluded Collateral” has the meaning set forth in the definition of “Collateral.”

“Excluded Subsidiary” means (x) any Subsidiary that is (a) a CFC, (b) a FSHCO (directly or indirectly), or (c) a Subsidiary owned, directly or indirectly, by a Subsidiary described in clause (a) or clause (b), or (y) DK Player Reserve LLC. “Excluded Swap Obligation” means, with respect to any Person, any Regulated Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Person of, or the grant by such Person of a security interest to secure, such Regulated Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Person’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Person or the grant of such security interest becomes effective with respect to such Regulated Swap Obligation. If a Regulated Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Regulated Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of a Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Credit Extension or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Credit Extension or Commitment or (ii) such Lender changes its Lending Office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Lender’s failure to comply with Section 15.6(b), and (d) any U.S. federal withholding Taxes imposed under FATCA. “FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the IRC. “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero). “Fee Letter” means that certain fee letter agreement, dated on or about the Closing Date, by and among Borrower, Agent, and the Lenders. If there is any conflict between the provisions of this Agreement and the provisions of the Fee Letter, the provisions of this Agreement will control.

“Foreign Exchange Reserve Percentage” means a percentage of reserves for FX Contracts as determined by a Providing Lender, in its sole discretion from time to time. “Foreign Lender” means a Lender that is not a U.S. Person. “FSHCO” means a U.S. Person that is a Subsidiary, substantially all the assets of which consist (directly or indirectly) of equity interests (including any debt instrument treated as equity for U.S. federal income tax purposes) of, or such equity interests and obligations owed or treated as owed by, one or more (a) Subsidiaries that are CFCs or (b) entities otherwise described in this definition (i.e., tiers of FSHCOs). “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business. “FX Contracts” means contracts between a Loan Party and a Providing Lender for foreign exchange transactions. “GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time in the United States. “Gaming” means sportsbook, casino, or other gambling activities. “Gaming” activity excludes fantasy sports activity. “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization. “Guarantee” by any Person means any obligation or liability, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person as well as any obligation or liability, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or liability (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to operate property, to take or pay, or to maintain net worth or working capital or other financial statement conditions or otherwise) or (b) entered into for the purpose of indemnifying or assuring in any other manner the obligee of such Indebtedness or other obligation or liability of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. “Guarantor” and “Guarantors” have the meanings assigned in the preamble to this Agreement. “Hedging Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (a) any and all Hedge Transactions, (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedge Transactions, and (c) any and all renewals, extensions and modifications of any Hedge Transactions and any and all substitutions for any Hedge Transactions; provided, however, that, with respect to any Guarantor, Hedging Obligations Guaranteed by such Guarantor shall exclude all Excluded Swap Obligations.

“Highest Lawful Rate” means the maximum rate of interest which may be charged Borrower by the Lenders under applicable state or federal usury law or regulation or any other law or regulation, however characterized, limiting the rate of interest which may be charged to limited liability companies or corporations. “Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations, including with respect to Ancillary Services. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief. “Intellectual Property Collateral” means all of each Loan Party’s right, title, and interest in and to the following: (a) Copyrights, Trademarks and Patents; (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held; (c) Any and all design rights which may be available to a Loan Party now or hereafter existing, created, acquired or held; (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above; (e) All licenses or other rights to use any Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; (f) All amendments, renewals and extensions of any Copyrights, Trademarks or Patents; and (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing. “Intellectual Property Security Agreement” means each Intellectual Property Security Agreement entered into between a Loan Party and Agent and dated on or about the Closing Date. “Inventory” means all present and future inventory in which any Loan Party has any interest. “Investment” means any beneficial ownership (including stock, partnership or limited liability company interest or other securities) of any Person, or any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986, as amended. “Lender” and “Lenders” have the meanings assigned in the preamble to this Agreement. “Lender Expenses” means (i) all reasonable and documented costs or expenses (including reasonable and documented attorneys’ fees and expenses) incurred by Agent or a Lender in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; (ii) reasonable and documented Collateral audit fees; and (iii) Agent’s and the Lenders’ reasonable and documented attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought. For the avoidance of doubt, in no event shall any Lender Expense that qualifies as such under one or more sections of the foregoing in connection with the same action or set of actions be reimbursed more than once. “Lending Office” means, as to each Lender, its office located at its address set forth on Schedule A (or identified on Schedule A hereof as its Lending Office) or such other office as such Lender may hereafter designate as its Lending Office by notice to Borrower and Agent. “Letter of Credit” or “Letters of Credit” means a commercial or standby letter of credit or similar undertaking issued by a Providing Lender at a Loan Party’s request. “Letter of Credit Exposure” means, as of any date of determination, the sum, without duplication, of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued by a Providing Lender and any obligations of a Providing Lender related to purchased participations or indemnity or reimbursement obligations with respect to Letters of Credit, plus (b) the aggregate unpaid Reimbursement Obligations of all drawn Letters of Credit. “Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance. “Loan Documents” means, collectively, this Agreement and any schedules, exhibits, certificates, notices and any other documents related to this Agreement, any Ancillary Services Agreement, any Promissory Notes, the Fee Letter, any Intellectual Property Security Agreement, each Borrower Information Certificate, any Guaranty executed by a Loan Party or any guarantor, any deposit account control agreements, any securities account control agreements, and any other present or future agreement entered into in connection with this Agreement. “Loan Party” and “Loan Parties” have the meanings assigned in the preamble to this Agreement. “Material Adverse Effect” means a material adverse effect on: (a) the operations, business, or financial condition of the Loan Parties and their Subsidiaries taken as a whole; (b) the ability of the Loan Parties to repay the Obligations or otherwise to perform their obligations under the Loan Documents; or (c) a Loan Party’s interest in, or the value (taken as a whole) of, perfection of, or priority of Agent’s security interest in, the Collateral. “Material Subsidiary” means a Subsidiary that, as of the last day of the most recent calendar quarter for which the Loan Parties have provided to Agent the financial reporting required by Section 6.2(a)(i), held assets greater than $10,000,000. “Minimum Collateral Amount” means, at any time, an amount equal to 105% of the portion of the Ancillary Services Usage Amount attributable to the applicable Ancillary Services. “MSC Investment Conditions” means that:

(a) Loan Parties have on deposit with Agent or a Lender unrestricted operating cash (excluding, for the avoidance of doubt, any Player Deposits) in an aggregate amount greater than or equal to the lesser of (i) $75,000,000 and (ii) 125% of the sum of (A) the outstanding principal amount of the Non-Formula Advances plus (B) the Ancillary Services Usage Amount; and (b) each MSC Subsidiary, once funded, qualifies as a “security corporation” under 830 CMR 63.38B.1 of the Massachusetts tax code and applicable regulations (as the same may be amended, modified, or replaced from time to time). “MSC Subsidiary” means (i) DK Security Corporation, a direct wholly owned Subsidiary of DK DE, and (ii) DK II Security Corporation, a direct wholly owned Subsidiary of DK DE. “Negotiable Collateral” means all of any Loan Party’s present and future letters of credit of which it is a beneficiary, drafts, instruments (including promissory notes), securities, documents of title, and chattel paper, and such Loan Party’s Books relating to any of the foregoing. “Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 12.5 and (b) has been approved by the Required Lenders. “Non-Formula Advance” or “Non-Formula Advances” means a cash advance or cash advances under the Non- Formula Revolving Line. “Non-Formula Revolving Line” means a Credit Extension of up to One Hundred Twenty-Five Million Dollars ($125,000,000). “Non-Formula Revolving Line Commitment” means the commitment of a Lender to make or otherwise fund Non-Formula Advances up to its Non-Formula Revolving Line Commitment Amount, and “Non-Formula Revolving Line Commitments” means such commitments of all Lenders in the aggregate. “Non-Formula Revolving Line Commitment Amount” means, with respect to each Lender, (a) the amount set forth opposite the name of such Lender on Schedule A hereof or (b) as to any Lender that enters into an Assignment and Assumption (whether as transferor Lender or as assignee thereunder), the amount of such Lender’s Non-Formula Revolving Line Commitment Amount after giving effect to such Assignment and Assumption, in each case as such amount may be modified from time to time pursuant to the terms of this Agreement. “Non-Formula Revolving Maturity Date” means December 20, 2024. “Obligations” means the Loan Parties’ obligations to (a) pay when due any debts, principal, interest, fees, Lender Expenses, and other amounts owed by the Loan Parties to Agent, a Lender, or a Providing Lender now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations arising out of or relating to Ancillary Services (including obligations owed to any Person who was a Lender or an Affiliate of a Lender at the time such Ancillary Services were provided), all interest and fees accruing after Insolvency Proceedings begin (whether or not allowable claims in such Insolvency Proceedings), and debts, liabilities, or obligations of the Loan Parties assigned to Agent or a Lender, and (b) perform when due the Loan Parties’ duties under the Loan Documents.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Credit Extension or any Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment. “Parent” has the meaning assigned in the preamble to this Agreement. “Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same. “Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Agent or to a Lender pursuant to the terms and provisions of any instrument or agreement now or hereafter in existence between Borrower and Agent and/or a Lender. “Permitted Acquisition” means any Acquisition that complies with all of the following conditions: (a) no Event of Default exists immediately before the Acquisition or would result from the consummation of the Acquisition; (b) the Person acquired is a type of business (or the assets acquired are used in a type of business) permitted to be engaged in by Loan Parties under this Agreement; (c) the Acquisition is consensual (not “hostile”) and, if applicable, has been approved by the target’s Board and the target’s stockholders or other equityholders; (d) in the case of a merger involving a Loan Party, such Loan Party is the surviving entity; (e) the Acquisition does not result in a Change in Control; (f) the Acquired EBITDA from the Acquisition, together with the aggregate Acquired EBITDA for all previous Acquisitions consummated during the term of this Agreement, is not less than negative One Hundred Million Dollars (-$100,000,000); (g) Loan Parties do not incur Indebtedness (other than Permitted Indebtedness) or become subject to liens (other than Permitted Liens) as a result of the Acquisition; (h) Agent and the Lenders receive executed versions of the documents accomplishing the Acquisition within ten (10) Business Days after the closing of the Acquisition;

(i) Agent and the Lenders receive, within ten (10) Business Days after the closing of the Acquisition, (i) a description of the Acquisition and, to the extent prepared, material and customary legal and business diligence reports, (ii) to the extent available, summary historical annual audited and quarterly unaudited financial statements (including a balance sheet, income statement and cash flow statement) of the target for the previous twelve (12)- month period, and (iii) to the extent prepared, pro forma forecasted balance sheets, income statements and cash flow statements of Borrower and its Subsidiaries, all prepared on a basis consistent with its historical financial statements, subject to adjustments to reflect projected consolidated operations following the Acquisition, for the one (1)-year period following the date of the proposed Acquisition; (j) to the extent required by Section 6.10 of this Agreement, any Subsidiary of a Loan Party acquired in the Acquisition shall, within forty five (45) days (or such longer period of time as the Required Lenders may agree in writing) of the consummation of the Acquisition, become a co-borrower or guarantor hereunder and grant a first-priority Lien on its assets to Agent (subject to exclusions consistent with the definition of “Collateral” herein), all on documentation reasonably acceptable to Agent; (k) the Acquisition complies with applicable laws and regulations in all material respects; and (l) Borrower delivers to Agent and the Lenders, prior to the consummation of the Acquisition, a certificate of a Responsible Officer of Borrower, certifying that all of the conditions set forth in this definition of “Permitted Acquisition” have been met or will be satisfied on or prior to the consummation of the Acquisition (or, if permitted to be satisfied after the consummation of the Acquisition, will be satisfied within the time period required in this definition). “Permitted Indebtedness” means: (a) Indebtedness of Borrower in favor of Agent or a Lender arising under this Agreement or any other Loan Document; (b) Indebtedness existing on the Closing Date and disclosed in the Disclosure Letter; (c) Indebtedness not to exceed $10,000,000 in the aggregate at any time secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided that such Indebtedness does not exceed at the time it is incurred the lesser of the cost or fair market value of the property financed with such Indebtedness; (d) Subordinated Debt; (e) Indebtedness to trade creditors incurred in the ordinary course of business; (f) Indebtedness in connection with banking products or services such as corporate credit card services, foreign exchange contracts, letters of credit, or other treasury management services, in each case secured by segregated cash collateral held by the provider of such products or services; provided that any such Indebtedness to Persons other than a Lender may not exceed an aggregate of $5,000,000; (g) Indebtedness of Borrower to any Subsidiary and of any Subsidiary to Borrower or any other Subsidiary; provided that (i) Indebtedness of any Subsidiary that is not a Loan Party owing to a Loan Party permitted by this clause (g) shall be subject to Section 7.7, and (ii) Indebtedness owed by any Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Obligations on terms reasonably satisfactory to Agent;

(h) Indebtedness under surety bonds in an aggregate amount not to exceed $250,000,000 outstanding at any time; (i) Indebtedness constituting reimbursement obligations to payment processors, so long as any particular reimbursement obligation exists for no more than three (3) Business Days; (j) Other unsecured Indebtedness in the aggregate principal amount not to exceed $10,000,000 outstanding at any time; (k) Capital lease obligations to the extent that the underlying lease is required to be treated as a capital lease under Accounting Standards Codification 842, Leases (or any other Accounting Standards Codification having similar result or effect) (and related interpretations) where such lease would have been treated as an operating lease prior to the effectiveness of such Accounting Standards Codification; and (l) Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be, and without duplication of any limit on the amount of such Permitted Indebtedness otherwise permitted hereunder. “Permitted Investments” means: (a) Investments existing on the Closing Date and disclosed in the Disclosure Letter; (b) (i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any state thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) Agent’s or any Lender’s certificates of deposit maturing no more than one (1) year from the date of investment therein, (iv) Agent’s or any Lender’s money market accounts; (v) Investments in regular deposit or checking accounts permitted by, and subject to the terms and conditions of, Section 6.6 of this Agreement, and (vi) Investments made in accordance with any investment policy adopted by a Loan Party’s Board (including, without limitation, investments in digital currencies to the extent made in accordance with such a policy); (c) Investments accepted in connection with Permitted Transfers; (d) (i) Investments of Subsidiaries in or to other Subsidiaries or a Loan Party and (ii) Investments by the Loan Parties in Subsidiaries not to exceed Fifteen Million Dollars ($15,000,000) in the aggregate in any fiscal year (other than Investments by a Loan Party in or to another Loan Party, which shall not in any way be limited under the terms of this Agreement); provided, however, that Investments by the Loan Parties in Subsidiaries of the Loan Parties which are not organized under the laws of the United States or a territory thereof shall not exceed Five Million Dollars ($5,000,000) in the aggregate in any fiscal year; (e) Investments not to exceed $3,000,000 outstanding in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors;

(f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of a Loan Party’s business; (g) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (g) shall not apply to Investments of any Loan Party in any Subsidiary; (h) Joint ventures or strategic alliances in the ordinary course of a Loan Party’s business consisting of the non-exclusive licensing of technology, the development of technology, or the providing of technical support, provided that any cash Investments by the Loan Parties do not exceed $10,000,000 in the aggregate in any fiscal year; (i) Investments in SBTech (Global) Limited and its Subsidiaries in an amount not to exceed an aggregate of $110,000,000 during any fiscal year; (j) Investments in Golden Nugget Online Gaming, LLC in an amount not to exceed an aggregate of $50,000,000 during any fiscal year; (k) Investments not otherwise permitted by the foregoing in an aggregate amount not to exceed $10,000,000; and (l) Investments permitted under Section 7.3. “Permitted Liens” means: (a) Any Liens existing on the Closing Date and disclosed in the Disclosure Letter (excluding Liens to be satisfied with the proceeds of the Credit Extensions) or arising under this Agreement, the other Loan Documents, or any other agreement in favor of Agent for the benefit of Lenders or any Lender; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves on a consolidated basis; (c) Liens not to exceed $10,000,000 in the aggregate at any time (i) upon or in any Equipment (other than Equipment financed by a Credit Extension) acquired or held by a Loan Party or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, in each case provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment; (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase and without duplication of any limit on the amount of such Permitted Lien otherwise permitted hereunder;

(e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 (attachment) or 8.7 (judgments); (f) Liens securing Subordinated Debt, provided that such Liens do not encumber assets beyond those assets comprising the Collateral; (g) Subject to Section 6.6 of this Agreement, Liens in favor of other financial institutions arising in connection with a Loan Party’s deposit accounts held at such institutions to secure standard fees for deposit services charged by, but not financing made available by, such institutions; (h) Deposits or other Liens, in each case made or incurred in the ordinary course of business, under worker’s compensation, unemployment insurance, social security and other similar laws (other than Liens arising under ERISA or environmental Liens), or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money); (i) Deposits or other Liens to secure indemnity obligations under surety bonds permitted by clause (h) of the definition of “Permitted Indebtedness”, provided that (i) any such Lien has no priority over Agent’s security interest in the Collateral, and (ii) the depositing or segregating of cash to secure such obligations would not result in an Event of Default; (j) Liens of materialmen, mechanics, warehousemen, carriers, artisan’s or other similar Liens arising in the ordinary course of a Loan Party’s business or by operation of law, which are not past due or which are being contested in good faith by appropriate proceedings and for which reserves reasonably satisfactory to Agent have been established; and (k) Liens on segregated cash collateral securing Indebtedness permitted by clause (f) of the definition of “Permitted Indebtedness”. “Permitted Transfer” means the conveyance, sale, lease, transfer or disposition by the Loan Parties or their Subsidiaries of: (a) Inventory in the ordinary course of business; (b) licenses and similar arrangements for the use of the property of a Loan Party or its Subsidiaries in the ordinary course of business; (c) (i) worn-out, surplus or obsolete Equipment, and (ii) any abandonment, failure to maintain or non- renewal of any Intellectual Property (or rights relating thereto) that the Loan Parties or any of their Subsidiaries determines in good faith is desirable in the conduct of its business and which does not, individually, or in the aggregate, interfere in any material respect with the ordinary conduct of the business of Loan Parties and their Subsidiaries, taken as a whole; (d) grants of security interests and other Liens that constitute Permitted Liens; (e) dispositions of property to the extent that (x) such property is exchanged for credit against the purchase price of similar replacement property or (y) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(f) Transfers of cash and other assets among Loan Parties and transfers of cash and other assets by any Subsidiary that is not a Loan Party to any Loan Party or any other Subsidiary; (g) Transfers constituting Permitted Investments; (h) the equity interests of Golden Nugget Online Gaming VA, LLC, provided that a Loan Party or Subsidiary receives the proceeds of such Transfer; and (i) other assets of the Loan Parties or their Subsidiaries that do not in the aggregate exceed $3,000,000 during any fiscal year. “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency. “Player Deposits” means, collectively, (i) cash maintained by a Loan Party or Subsidiary and held in one or more segregated accounts for, or on behalf of, such Loan Party’s or Subsidiary’s customers and (ii) digital assets (including, for the avoidance of doubt, non-fungible tokens and cryptocurrency) maintained by a Loan Party or Subsidiary for, or on behalf of, such Loan Party’s or Subsidiary’s customers. “Prime Rate” means the variable rate of interest, per annum, most recently announced by Agent as its “prime rate,” whether or not such announced rate is the lowest rate available from Agent. “Promissory Note” means a promissory note issued by Borrower in favor of a Lender evidencing the obligation of Borrower to repay a Credit Extension, and “Promissory Notes” means all such promissory notes. “Pro Rata Share” means, with respect to any Lender, the percentage of all Commitments represented by such Lender’s total Commitments; provided that, if a loan facility’s Commitments have terminated or expired, Pro Rata Shares will be determined by the outstanding principal amount of Credit Extensions under that loan facility. “Providing Lender” means, with respect to any Ancillary Services provided in accordance with this Agreement, the Lender providing those Ancillary Services in its capacity as such (provided that such Lender has delivered to Agent a completed and executed Designation Notice with respect to such Ancillary Services). In the case of any Ancillary Services provided by a Person who is no longer a Lender, such Person shall be considered a Providing Lender only through the stated termination date (without extension or renewal after such time as such Person is no longer a Lender) of such Ancillary Services. “PWB Cash Threshold Amount” means the lesser of (a) $200,000,000 and (b) 20% of Total Cash; provided that “PWB Cash Threshold Amount” must include at all times at least $75,000,000 of Loan Parties’ unrestricted cash (excluding, for the avoidance of doubt, any Player Deposits). “Qualified ECP Guarantor” means, in respect of any Regulated Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Regulated Swap Obligation or such other Person who constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means Agent or any Lender, as applicable. “Regulated Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. “Reimbursement Obligations” means the reimbursement or repayment obligations of a Loan Party to a Providing Lender arising under or relating to Ancillary Services. “Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates. “Required Lenders” means, as of any date of determination, (a) in the event there are two or fewer Lenders, all such Lenders, (b) in the event there are more than two Lenders, those Lenders who collectively hold more than 66⅔% of the Commitments, or, if the Commitments have been terminated, those Lenders who collectively hold more than 66⅔% of the aggregate outstanding principal amount of all Credit Extensions; provided, however, that (x) so long as Pacific Western Bank holds any Commitment, ‘Required Lenders’ shall include Pacific Western Bank, and (y) so long as Citizens holds any Commitment, ‘Required Lenders’ shall include Citizens. Notwithstanding the foregoing, the Commitments and Credit Extensions of any Defaulting Lender will be excluded for purposes of making a determination of ‘Required Lenders’. For purposes of this definition only, a Lender is deemed to include itself and any Lender that is an Affiliate of such Lender. “Responsible Officer” means, with respect to any Loan Party, each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Senior Vice President and Vice President of Finance, the Controller and the Secretary and Assistant Secretary of such Loan Party, as well as any other officer or employee identified as an Authorized Officer in the corporate resolution delivered by such Loan Party to Agent in connection with this Agreement. “Revenue” means revenue recognized in accordance with GAAP. “Sanctioned Jurisdiction” means a country subject to a sanctions program maintained under any Anti-Terrorism Law. “Sanctioned Person” means (a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State, including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; or (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom, including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists; or (d) a Person that is the subject of sanctions imposed by any Governmental Authority of a jurisdiction whose laws apply to this Agreement. “Shares” means (a) sixty-five percent (65%) of the issued and outstanding voting Capital Stock owned or held of record by a Loan Party in any direct and wholly-owned Excluded Subsidiary of such Loan Party, and (b) one hundred percent (100%) of all other Capital Stock (excluding voting Capital Stock of any direct and wholly-

owned Excluded Subsidiary) owned or held of record by a Loan Party in any Subsidiary of such Loan Party (in each case, whether presently owned or hereafter acquired). “SOS Reports” means the official reports from the Secretaries of State of the state where a Loan Party’s chief executive office is located, each state of a Loan Party’s formation, and other applicable federal, state or local government offices identifying all current security interests filed in the Collateral and Liens of record as of the date of such report. “Subordinated Debt” means any debt incurred by a Loan Party that is subordinated in writing to the debt owing by Borrower or a Loan Party to Agent and the Lenders pursuant to a subordination, intercreditor or other similar agreement in form and substance satisfactory to Agent and the Required Lenders. “Subsidiary” means any corporation, partnership or limited liability company or joint venture in which (a) any general partnership interest or (b) more than 50% of the stock, limited liability company interest or joint venture of which by the terms thereof ordinary voting power to elect the Board of the entity, at the time as of which any determination is being made, is owned by one or more Loan Parties, either directly or through an Affiliate. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Total Cash” means the sum of (a) Total Operating Cash plus (b) cash Player Deposits. “Total Operating Cash” means all of Loan Parties’ unrestricted cash (excluding, for the avoidance of doubt, any Player Deposits) and any MSC Subsidiary’s cash or cash-equivalent investment property, but excluding cash maintained in a segregated account to comply with legal or regulatory requirements applicable to a Loan Party due to Loan Parties’ Gaming businesses. “Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of the Loan Parties connected with and symbolized by such trademarks. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the IRC. “Withholding Agent” means each Loan Party and Agent.

Exhibit B EXHIBIT B DEBTOR: DRAFTKINGS INC. DRAFTKINGS HOLDINGS INC. DK CROWN HOLDINGS INC. CROWN GAMING INC. CROWN DFS INC. GOLDEN NUGGET ONLINE GAMING, INC. SECURED PARTY: PACIFIC WESTERN BANK, AS AGENT COLLATERAL DESCRIPTION ATTACHMENT TO LOAN AND SECURITY AGREEMENT All personal property of each Debtor, whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to: (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), financial assets, general intangibles (including patents, trademarks, copyrights, goodwill, payment intangibles, domain names, and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of each Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; (b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the North Carolina Uniform Commercial Code, as amended or supplemented from time to time, including revised Article 9 of the Uniform Commercial Code-Secured Transactions.

Exhibit C EXHIBIT C LOAN ADVANCE/PAYDOWN REQUEST FORM [please see attached]

EXHIBIT D COMPLIANCE CERTIFICATE [please see attached]

EXHIBIT E-1 U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes) Reference is hereby made to the Loan and Security Agreement dated as of December 20, 2022 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among DraftKings Inc., a Nevada corporation (“Borrower”), Pacific Western Bank, as Agent, and each Lender and Guarantor from time to time party thereto. Pursuant to the provisions of Section 2.9 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Credit Extension(s) (as well as any Promissory Note(s) evidencing such Credit Extension(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the IRC, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the IRC. The undersigned has furnished Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or W-8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement. [NAME OF LENDER] By: Name: Title: Date: ______________ ____, 20__

EXHIBIT E-2 U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes) Reference is hereby made to the Loan and Security Agreement dated as of December 20, 2022 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among DraftKings Inc., a Nevada corporation (“Borrower”), Pacific Western Bank, as Agent, and each Lender and Guarantor from time to time party thereto. Pursuant to the provisions of Section 2.9 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the IRC, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the IRC. The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or W-8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement. [NAME OF PARTICIPANT] By: Name: Title: Date: ______________ ____, 20__

EXHIBIT E-3 U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes) Reference is hereby made to the Loan and Security Agreement dated as of December 20, 2022 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among DraftKings Inc., a Nevada corporation (“Borrower”), Pacific Western Bank, as Agent, and each Lender and Guarantor from time to time party thereto. Pursuant to the provisions of Section 2.9 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the IRC, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the IRC. The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or W-8BEN-E, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or W-8BEN-E, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement. [NAME OF PARTICIPANT] By: Name: Title: Date: ______________ ____, 20__

EXHIBIT E-4 U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes) Reference is hereby made to the Loan and Security Agreement dated as of December 20, 2022 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among DraftKings Inc., a Nevada corporation (“Borrower”), Pacific Western Bank, as Agent, and each Lender and Guarantor from time to time party thereto. Pursuant to the provisions of Section 2.9 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Credit Extension(s) (as well as any Promissory Note(s) evidencing such Credit Extension(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Credit Extension(s) (as well as any Promissory Note(s) evidencing such Credit Extension(s)), (iii) with respect to the extension of credit pursuant to the Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the IRC, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the IRC. The undersigned has furnished Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or W-8BEN-E, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W- 8BEN (or W-8BEN-E, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement. [NAME OF LENDER] By: Name: Title: Date: ______________ ____, 20__

EXHIBIT F ASSIGNMENT AND ASSUMPTION This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and ancillary services included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor. 1. Assignor: ______________________________ 2. Assignee: ______________________________ [and is an Affiliate/Approved Fund of [identify Lender]] 3. Borrower: DraftKings Inc., a Nevada corporation 4. Agent: Pacific Western Bank, as agent under the Loan Agreement 5. Loan Agreement: Loan and Security Agreement dated as of December 20, 2022 among Borrower, the other Loan Parties, Agent, and the Lenders listed on the signature pages thereof Assigned Interest:

Commitment Aggregate Amount of Commitment / Credit Extensions for all Lenders Amount of Commitment / Credit Extensions Assigned1 Percentage Assigned of Commitment / Credit Extensions2 $ $ % $ $ % $ $ % [8. Trade Date: ______________]3 Effective Date: _____________ ___, 20___ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.] The terms set forth in this Assignment and Assumption are hereby agreed to: ASSIGNOR [NAME OF ASSIGNOR] By: Name: Title: ASSIGNEE [NAME OF ASSIGNEE] By: Name: Title: 1 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. 2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Credit Extensions of all Lenders thereunder. 3 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and]4 Accepted: PACIFIC WESTERN BANK, as Agent By: Name: Title: [Consented to:]5 DRAFTKINGS INC. By: Name: Title: 4 To be added only if the consent of Agent is required by the terms of the Loan Agreement. 5 To be added only if the consent of Borrower is required by the terms of the Loan Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION 1. Representations and Warranties. 1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document. 1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all requirements of an Eligible Assignee under the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.2 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender. 2. Payments. From and after the Effective Date, Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. 3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of North Carolina.

EXHIBIT G DESIGNATION NOTICE [Date] PACIFIC WESTERN BANK 555 S. Mangum Street, Suite 1000 Durham, NC 27701 Attn: Loan Operations Manager Email: loannotices@pacwest.com with a copy to: PACIFIC WESTERN BANK 131 Oliver Street, 2nd Floor Boston, MA 02110 Attn: Joel Marquis Email: jmarquis@pacwest.com To Whom It May Concern: Reference is made to that certain Loan and Security Agreement dated as of December 20, 2022 (as the same may be amended or modified from time to time, the “Loan Agreement”), by and among DraftKings Inc., as Borrower, Pacific Western Bank, as Agent, and each Lender and Guarantor from time to time party thereto. Terms defined in the Loan Agreement are used herein with the same meanings. The undersigned is [a Lender][an Affiliate of a Lender][a former Lender] and is the provider of Ancillary Services to one or more Loan Parties as described in Exhibit A to this letter agreement. By executing this letter agreement, the undersigned: (i) appoints Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of the Loan Agreement applicable to Providing Lenders thereunder, including without limitation, Articles 9 and 15. Very truly yours, [NAME OF [LENDER][LENDER AFFILIATE][FORMER LENDER]] By: Name: Title:

Acknowledged by: PACIFIC WESTERN BANK, as Agent By: Name: Title:

Exhibit A Ancillary Services